As filed with the Securities and Exchange Commission June 14 , 2010
Registration No. 333-162518

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT No. 4
to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SECURE LUGGAGE SOLUTIONS INC.

Delaware	4731	68-0677444
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer Identification
Organization)	Classification Code)	Number)

2375 East Camelback Road, 5th Floor
Phoenix, Arizona 85016
602.387.4035
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Donald G. Bauer
2375 East Camelback Road, 5th Floor
Phoenix, Arizona 85016
602.387.4035
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all communications to:
Thomas E. Stepp, Jr.
Stepp Law Corporation
15707 Rockfield Boulevard, Suite 101
Irvine, California 92618
Telephone: 949.660.9700
Fax: 949.660.9010

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, a accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of “large accelerated filer”, “accelerated filer”, a “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Number To Be Registered	Proposed Maximum Offering Price Per	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)

Common Stock, par value $.001 per share (1)	1,692,000	$.25	$423,000	$30.16

(1)   The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).  Our common stock is not traded on any national exchange and, in accordance with Rule 457, the offering price was determined by the price shares were sold to our shareholders in private placement transactions.  The selling shareholders may sell shares of our common stock at a fixed price of $.25 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $.25 has been determined as the selling price based upon what we believe will be the offering price of our common stock in future private placement transactions which we intend to conduct to raise additional funds.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION,
DATED June 14 , 2010

SECURE LUGGAGE SOLUTIONS INC.

Up to 1,692,000 Shares of Common Stock
Offering Price: $.25 per share

This is a resale prospectus for the resale of up to 1,692,000 shares of our common stock by the selling stockholders listed herein.  We will not receive any proceeds from the sale of those shares.

Our common stock is not traded on any public market and, although we intend to apply to have our common stock quoted on the Over-The-Counter Bulletin Board (“OTCBB”) maintained by the Financial Industry Regulatory Authority (“FINRA”) upon the effectiveness of the registration statement of which this prospectus is a part.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA to enable us to participate on the OTCBB, nor can there be any assurance that any application filed by any such market maker for quotation on the OTCBB will be approved.

Selling stockholders will sell at a fixed price of $.25 per share until our common stock is quoted on the OTCBB and thereafter at prevailing market prices, or privately negotiated prices.

Investing in our common stock involves very significant risks.  See “Risk Factors” beginning on Page 7.

Neither the Securities and Exchange Commission nor any state securities commissioner has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2010.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THE SELLING SHAREHOLDERS MAY NOT SELL THEIR SECURITIES UNTIL THIS REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUMMARY OF THE OFFERING

The following summary information is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this prospectus.

OUR BUSINESS

Secure Luggage Solutions Inc. (“we”, “us” or the “Company”) was formed as a Delaware corporation on December 4, 2008.

We have been in operation since December 4, 2008.

As of May 31, 2010, we had 17,477,000 shares of our common stock outstanding.

Our business is luggage wrap.  We will market and provide the luggage wrap services at various airports in North America using the machinery and equipment furnished by Satel-95 Ltd.  Luggage wrap is a product that is applied to checked luggage with the passenger present.  Our product is a plastic covering applied by a machine that rotates the luggage while applying multiple layers of stretchable plastic film around the luggage.  Our luggage wrap product will be offered at pre check-in areas of airports to passengers that choose to utilize our luggage wrap product.  We will charge from $5 to $10 (depending on size) for each piece of luggage wrapped with our luggage wrap product.

We have entered into a relationship with Satel-95 Ltd., a bag wrap equipment manufacturer located in Sofia Bulgaria (“Satel”).  There is no written agreement regarding that relationship and the term of that relationship will continue indefinitely until either party to that relationship desires to terminate that relationship.  As there in no written agreement with Satel regarding that relationship, if we conclude it is necessary to litigate or otherwise enforce the terms of that relationship, it will be more difficult for us to prevail in such an action without a written agreement.  In the event we would not prevail in such a situation, our revenues and financial condition may be materially adversely affected.

Pursuant to the terms of that relationship, Satel will provide us with the machines and related equipment to apply our luggage wrap material, in exchange for 50% of the operating profit from our luggage wrap business.  We will use the machinery and equipment furnished by Satel to operate our luggage wrap business.  Accordingly, after the payment of all related costs and expenses, which include airport concession fees, personnel fees, and product expenses, operating profit from our luggage wrap business will be allocated 50% to us and 50% to Satel, as compensation to Satel for the use of its luggage wrap machines.

We cannot provide any guarantee or assurance regarding the term of our relationship with Satel.  We anticipate in the event of the termination of that relationship, we may purchase luggage wrapping machines and equipment from Satel.  In the event that relationship terminates and we cannot purchase luggage wrap machinery or equipment from Satel, we believe that we will be able to purchase similar machinery and equipment from other manufacturers to operate our luggage wrap business.

James Westmacott, our Manager of Marketing and Development, is currently negotiating with appropriate personnel at Vancouver International Airport, British Columbia regarding offering our luggage wrap services at that airport.   Mr. Westmacott served as a Customer Service Manager with Cathay Pacfiic Airlines at Vancouver International Airport for many years.  During his relationship as that Customer Service Manager, Mr. Westmacott developed relationships with various personnel at that airport.  We believe that some of those personnel may be able to assist us with our negotiations at that airport in connection with establishing our luggage wrap operations at that airport.  Accordingly, we believe that Mr. Westmacott’s relationships with those personnel provides us with an advantage in connection with negotiating a luggage wrap situation at that airport.  We anticipate that we should have a decision from Vancouver International Airport regarding our luggage wrap services no later than August 31, 2010.

In the event that we are unable to negotiate an agreement with Vancouver International Airport or, alternatively, we do enter into such an agreement which turns out to be not profitable to us, our investors could lose the money they invest in us.  We believe, because of Mr. Westmacott’s relationships with various airport personnel at Vancouver International Airport, we should be able to enter into an agreement with that airport, which should be profitable to us.  Accordingly, we believe that the risk to our investors resulting from either event is reasonable, because of Mr. Westmacott’s relationships with those airport personnel at Vancouver International Airport.  Additionally, we believe that it is appropriate for those investors to assume this risk, as the potential profits we anticipate that we will make from our operations at Vancouver International Airport and, possibly, other airports, will more than compensate those investors for that risk.

We anticipate that in addition to Vancouver International Airport, initially, we will approach the appropriate personnel at Seattle-Tacoma International Airport, Toronto International Airport, Los Angeles International Airport, O’Hare (Chicago) International Airport, Hartsfield (Atlanta) International Airport, and San Francisco International Airport to offer our luggage wrap services.

We estimate that we will need approximately $140,000 to $210,000 in order to commence sales and marketing of our luggage wrap products at each airport at which we intend to commence operations.  Additionally, there may be additional costs associated with commencing operations at each airport at which we intend to operate; for example, license fees, sales taxes, insurance costs, business license fees, cost of protruding personnel, storage fees, etc.

Currently, we have no revenues and no customers.  Because of our relationship with Satel, we are able to offer our luggage wrap business immediately.  We anticipate that our initial operations at the various airports will be on a non exclusive basis; provided, however, hopefully, in the future we will be able to negotiate an exclusive luggage wrap business at various airports.  We believe our prices are competitive with those competitors operating at the airports at which we intend to commence operations.  Because of Mr. Westmacott’s relationships with various airport personnel at Vancouver International Airport, we should be able to commence operations in Vancouver International Airport no later than September 30 , 2010; provided, however, in the event we do not receive additional funding by that date, we will not be able to commence those operations on that date.

In providing our luggage wrap services, we will utilize Model BW-400 stretch wrapping machines and related equipment furnished by Satel. Satel will receive 50% of the operating profit from our luggage wrap business.  According to Satel, the Model BW-400 stretch wrapping machine is used world-wide, in countries including, but not limited to, Russia, Venezuela, Germany, the Czech Republic, Pakistan, Canada, Turkey, Spain, Austria, United Arab Emirates, Egypt, and Saudi Arabia.

Our independent auditors have concluded that we are a development stage company, have a working capital deficit, have incurred losses from operations since inception, have no sales, may incur further significant losses, have no established source of revenue, and are dependent on our ability to raise capital from shareholders or advances or loans from related parties to sustain operations, and there is a substantial doubt that we will be able to continue as a going concern.

Our current monthly operating expenses are approximately $14,400; provided, however, approximately $8,700 of those expenses is deferred or accrued without penalties or interest, to minimize the amount of cash that we spend.  Currently, we spend approximately $5,700 each month for the non-deferred or unaccrued portion of those expenses.  Those expenses that are deferred or accrued are expenses for professional fees, travel, and general and administrative matters.  We anticipate that our existing cash on hand will be sufficient to pay that portion of those expenses until July 31 , 2010.  $14,400 is our minimum fixed monthly operating expense.  We anticipate that in the event we are able to sell shares of our common stock and increase our cash available for operating expenses, our monthly expenses will increase, as we enter into contracts and relationships in connection with the operating of our business.  We anticipate raising $1,100,000 from the shares of our common stock to pay what we believe will be our operating expenses for the next 12 months.  We can provide no guaranty or assurance that we will be able to raise that amount or any amount whatsoever.  Accordingly, we will not enter into relationships and incur obligations until we are certain that we have the funds necessary to pay the attendant expenses.  If we raise that $1,100,000, we anticipate that our expenses for the next 12 months are $530,000 for sales, marketing, and general and administrative expenses (including one or more administrative employees and chief financial officer); $100,000 for commencing operations at the airports, e.g., license fees, sales taxes, insurance costs, costs of recruiting, hiring and training on-site personnel, storage, etc.; and $470,000 for working capital.

Donald G. Bauer, our President, Principal Accounting Officer, Principal Financial Officer, a member of our Board of Directors, and our majority shareholder funds our operations with loans.  Those loans have no fixed term of repayment and accrue no interest.

To pay our expenses for the next 12 months, we intend to raise $1,100,000 from the sale of shares of our common stock, in various private placement transactions.  We have engaged in discussions with various persons who are in the business of raising capital for early stage businesses in connection with raising additional capital to fund our operations.     Several of those persons have indicated that they may be able to assist us in raising capital to fund our operations.  Additionally, we will enter into discussions with our friends and family members in an effort to raise additional capital to fund our operations.  We can provide no assurance in guarantee that we will be able to raise sufficient funds to satisfy our funding requirements for the next 12 months.

Donald G. Bauer, our President, Principal Accounting Officer, Principal Financial Officer, a member of our Board of Directors, and our majority shareholder continues to engage in discussions with various personnel in the financial services industry in connection with assisting us in funding our operation.  We are not certain of the price at which those shares will be sold, but we will seek to obtain the best price possible for those shares.  We may not have enough shares of common stock authorized by our Certificate of Incorporation to accommodate raising those funds.  In that event, we will be required to amend our Certificate of Incorporation to authorize more shares of common stock, so that we may have enough shares authorized to raise those funds.  The sale of that common stock will dilute significantly the holdings of our existing shareholders

●
We can provide no assurance or guaranty that we will be able to raise sufficient funds to satisfy our funding requirements for the next 12 months.  Currently, we have enough cash to satisfy our obligations until  July  31, 2010, and we will require approximately $1,100,000 to implement and operate our business during the next 12 months.

Since our incorporation, we have not made any purchases or sale of assets, nor have we been involved in any mergers, acquisitions, or consolidations.  We have never declared bankruptcy, and we have never been in receivership or involved in any legal action or proceedings.

The offering

Securities being offered:	Up to 1,692,000 shares of our common stock, par value $0.001 by the selling stockholders.

Offering price per share:	$.25

Offering period:	The shares will be offered on a time-to-time basis by the selling stockholders.

Net proceeds:	We will not receive any proceeds from the sale of the shares.

Use of proceeds:	We will not receive any proceeds from the sale of the shares.

Number of Shares of Common Stock Authorized and Outstanding:	17,477,000 shares of common stock issued and outstanding, 25,000,000 shares of common stock authorized.

There is no trading market for our common stock.  We intend to apply for participation on the Over-the-Counter Bulletin Board (“OTCBB”), and we hope that thereafter such trading market will develop.  The selling stockholders will sell at a fixed price of $.25 per share until our common stock is quoted on the OTCBB and thereafter at prevailing market prices, or privately negotiated prices.

On December 22, 2009, we entered into a consultant agreement with Moody Capital, LLC, and its affiliate Moody Capital Solutions, Inc., a broker-dealer registered with the Securities and Exchange Commission and a member in good standing of FINRA (collectively, “Moody”), to consult with us and assist us in connection with causing our common stock to be quoted on the OTCBB.  The initial term of that agreement is for 120 days and is on a non-exclusive basis.  On the date we entered into that agreement we paid Moody $3,500.  Additionally, upon our receipt of correspondence from FINRA authorizing the prices of our common stock to be quoted on the OTCBB, we shall pay Moody an additional $3,500 and issue Moody 45,000 shares of our common stock, which shares shall be restricted securities.  A copy of that agreement is attached to this registration statement as an exhibit.  There can be no assurance that any application filed by Moody or any other sponsoring market maker for quotation on the OTCBB will be approved.

Selected Financial Information
	For the fiscal year ended December 31, 2008	For the fiscal year ended December 31, 2009	For the 3 months ended March 31, 2010 (unaudited)
BALANCE SHEET DATA:
Current Assets:	$225	$19,351	$13,527
Total Assets:	$225	$19,351	$13,527
Total Liabilities:	$1,307	$33,251	$63,576
Stockholders’ Equity (Deficit):	$(1,082)	$(13,900)	$(50,049)

STATEMENT OF OPERATIONS DATA:	For the Fiscal Year ended December 31, 2008	For the Fiscal Year ended December 31, 2009	For the 3 months ended March 31, 2009	For the 3 months ended March 31, 2010 (unaudited)
Net Revenue:	-	-	-	-
Gross Profit:	-	-	-	-
Operating Expenses:	$2,082	$150,287	$9,030	$36,149
Interest Expense:	-	$416	$68	$157
Net (Loss):	$(2,082)	$(150,703)	$(9,098)	$(36,306)

The foregoing summary information is qualified by and should be read in conjunction with our financial statements and accompanying footnotes, appearing elsewhere in this registration statement.

RISK FACTORS

You should carefully consider the following factors in evaluation our business, operations and financial condition.  Additional risks and uncertainties not presently known to us, that we currently deem immaterial, or that are similar to those faced by other companies in our industry or business in general, such as competitive conditions, may also impair our business operations.  The occurrence of any of the following risks could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Business

We have a limited operating history, making it difficult to accurately forecast our revenues and appropriately plan our expenses.

We began operations in December 2008.  We incurred a net loss of ($2,082) for the 3 months ended December 31, 2008.  We incurred a net loss of ($150,703) for the fiscal year ended December 31, 2009.   We incurred a net loss of ($36,306) for the 3 months ended March 31, 2010.

Because we have a limited operating history, it is difficult to accurately forecast our revenues and expenses.  Additionally, our operations will be subject to risks inherent in the establishment of a developing new business, including, among other things, efficiently deploying our capital, developing our products and services, developing and implementing our marketing campaigns and strategies and developing awareness and acceptance of our products and services.  Our ability to generate future revenues will be dependent on a number of factors, many of which are beyond our control, including the pricing of other products and services, overall demand for our products and services, market competition and government regulation.  As with any investment in a company with no operating history, ownership of our securities may involve significant risks and is not recommended if an investor cannot reasonably accommodate the risk of a total loss of his or her investment.

If we do not receive additional funding to expand operations, the value of our common stock could be adversely affected.

As of March 31 , 2010, we had cash reserves of $2,427 .  We estimate that such cash reserves are not sufficient to fund our daily operations.  To fund our daily operations we must raise additional capital.  No assurance can be given that we will receive additional funds required to fund our daily operations.  In addition, in the absence of the receipt of additional funding, we may be required to scale back our operations.  Currently, we have enough cash to satisfy those obligations that we can’t accrue or defer until July 31 , 2010, and we will require approximately $1,100,000 to operate our business during the next 12 months.

If our relationship with Satel terminates, it may be difficult or impossible to continue to operate our luggage wrap business.

In the event our relationship with Satel does not generate the results expected, that relationship may terminate.  In the event of that termination, we may not have sufficient resources to acquire luggage wrap equipment and machinery from either Satel or competing manufacturers.  Accordingly, in that event, our operations may cease until such time as we can acquire additional luggage wrap machinery and equipment to continue our business, which could have a material adverse effect on our revenues and financial condition.

As our relationship with Satel is verbal, it may be difficult or impossible for us to prove any alleged breach or violation by Satel regarding that relationship.

As there in no written agreement with Satel regarding that relationship, if we conclude it is necessary to litigate or otherwise enforce the terms of that relationship, it will be more difficult for us to prevail in such an action without a written agreement.  In the event we would not prevail in such a situation, our revenues and financial condition may be materially adversely affected.

Our luggage wrap product may not be sufficient to ensure our success in our intended market.

Our survival is, currently, dependent upon the success of our efforts to gain market acceptance of our luggage wrap product.  Should our luggage wrap product be too narrowly focused or should the target market not be as responsive as we anticipate, we may not have alternate products or services that we can offer to ensure our continued operations.

Competition from providers of similar products and services could adversely affect our revenues and financial condition.

There can be no assurance that we will be able to compete effectively.  We believe that the main competitive factors in our industry include effective marketing and sales, brand recognition, the quality of our products and services, and ease of use of our products and services.  We may have competitors that may be able to offer alternative products or services on more attractive terms or with better customer support.  Other companies may also enter our market with better products or services, greater financial and human resources and/or greater brand recognition.  Competitors may continue to improve or expand current products and services and introduce new products and services.  We may be perceived as relatively too small or untested in comparison to our competitors.  To be competitive, we will have to invest significant resources in business development, advertising and marketing.  We cannot provide any assurance that we will have sufficient resources to make these investments or we will be able to make the advances necessary to be competitive.  Increased competition may result in revenue reduction, reduced gross margin and loss of market share.  Failure to compete successfully will result in less revenue and have a material adverse effect on our business, operating results and financial condition.

We do not own any intellectual property.

As our bag wrap process is not protected as intellectual property, our competitors, particularly those competitors with greater resources, at any time may enter into the bag wrap business or expand their existing bag wrap business in such a manner that they would be more successful than our bag wrap business.

Our results of operations may fluctuate due to seasonality and other factors associated with the airline industry.

Due to greater demand for air travel during the summer months, our revenues in the second and third quarters of the year may be greater than revenues in the first and fourth quarters of the year.  Our results of operations will reflect this seasonality and may, also, be impacted by numerous other factors that are not necessarily seasonal, including, among others, the imposition of fees, extreme or severe weather, changes in the competitive environment and other factors and general economic conditions.  As a result, our quarterly operating results may not necessarily be indicative of operating results for an entire year and historical operating results in a quarterly or annual period may not necessarily be indicative of future operating results.

Security requirements may increase our costs and decrease our revenues.

Since September 11, 2001, the Department of Homeland Security and the Transportation Security Administration (“TSA”) have implemented numerous security measures that affect airline operations, including the handling and processing of checked luggage, and may implement additional measures in the future.  In addition, foreign governments have also instituted additional security measures at foreign airports at which we may do business.  Additional measures taken to enhance either passenger or cargo security procedures and/or to recover associated costs from passengers in the future may result in adverse effects on our results of operations.

Presently, we are not required to obtain approval from TSA for the services that we will offer at those locations at which we intend to conduct business.  There can be no assurance, however, that in the future we will not be required to obtain approval from TSA or be required to follow certain procedures mandated by TSA, which, if followed, as a result of the costs associated with, could reduce or, possibly, eliminate the desirability of our services, which could have an adverse effect on our results of operations.

Additionally, the bags that we wrap will be subject to screening by TSA personnel and those bags that are opened by TSA personnel for screening purposes will have to be rewrapped by us.  Those bags that are opened by TSA personnel for screening purposes and, therefore, required to be rewrapped, will have to be rewrapped in a secure area of the airport.  The rewrapping operations would be subject to continuous surveillance and our personnel assigned to rewrap those bags will have to be pre-approved by appropriate security personnel.  Presently, we have no personnel that have been approved by the appropriate security personnel to rewrap any unwrapped bag.  We can provide no guarantee or assurance that we will have personnel approved by appropriate security personnel to rewrap those bags.  In the event that bags are opened by TSA personnel for screening purposes and we do not have the appropriate approved personnel to rewrap those bags, we may be required to provide refunds to our customers.  Those refunds and the costs associated with rewrapping those bags could have a material adverse effect on our results of operations.  Additionally, we can provide no assurance that any bags we rewrap will not be opened later; provided, however, as bags, generally, are screened at the original location of departure, and a rewrapped bag should remain wrapped for the duration of its journey.

Our operations could be negatively impacted by terrorist events or war activity.

Our operations are sensitive to changes in the economy and airline industry that are caused by, or related to, past and future terrorist attacks.  Such changes include, but are not limited to, the impact of additional airline and security charges included in our costs and reduced customer demand for travel.  War or other military action by the United States or other countries could have a significant effect on passenger traffic, which could adversely affect our business, financial condition, operating results and cash flows.

Our Independent Auditors’ Report states that there is a substantial doubt that we will be able to continue as a going concern.

Our independent auditors, Chisholm, Bierwolf, Nilson & Morrill, LLC, specify in their audit report, dated March 24, 2010, and included with this prospectus, that we are a development stage company, have a working capital deficit, have incurred losses from operations since inception, may incur further significant losses, have no sales, and are dependent on our ability to raise capital from shareholders or advances or loans from related parties, and there is a substantial doubt that we will be able to continue as a going concern.

This qualification clearly highlights that we will, in all probability, continue to incur expenses without significant revenues into the foreseeable future until our luggage wrap product gains significant popularity.  Our only source of funds to date has been the sale of our common stock and loans from our majority shareholder.  As we cannot provide any assurance that we will be able to generate enough interest in our luggage wrap product or that we will be able to generate any significant revenues or income, the identification of new sources equity financing is significantly more difficult, and if we are successful in closing any new financing, existing investors will experience substantially more dilution.  The ability to obtain debt financing is also severely impacted and, probably, not feasible, as we do not have revenues or profits to pay interest or principal.

If we are unable to retain key personnel, it will have an adverse effect on our business.  We do not maintain “key man” life insurance policies on our key personnel.

Our operations have been and will continue to be dependent on the efforts of Donald G. Bauer, our President, Chief Executive Officer, Principal Accounting Officer, Principal Financial Officer, and a member of our Board of Directors; Jack Kraus, our Treasurer and Secretary and a member of our Board of Directors; and James Westmacott, our Manager of Marketing and Business Development.  The development of our products and services, as well as the development of improvements to our products and services, is dependent on retaining the services of qualified personnel who were involved in the development of our products and services.  The loss of key management, the inability to secure or retain such key personnel with unique knowledge of our products and services or our inability to attract and retain sufficient numbers of other qualified personnel would adversely affect our business, products, and services and could have a material adverse effect on our business, operating results, and financial condition.

We do not have “key man” life insurance policies for Mr. Bauer, Mr. Kraus or Mr. Westmacott.  If we were to obtain “key man” insurance for Mr. Bauer, Mr. Kraus, or Mr. Westmacott, of which there can be no assurance, the amounts of such policies may not be sufficient to pay losses experienced by us as a result of the loss of Mr. Bauer, Mr. Kraus, or Mr. Westmacott.

Certain of our management personnel serves us on a part time basis and conflicts may occur.

Mr. Kraus and Mr. Westmacott devote a portion of their working time on our operations.  As they devote their time to other activities, it is probable that conflicts will result regarding their allocation of time and effort.  While they will each seek to give us sufficient time to allow us to operate on a basis that is beneficial to our shareholders, this goal may not be accomplished and our operating results may be negatively impacted by the unavailability of our key personnel.

Airline industry conditions constantly change, and negative economic conditions may materially and adversely affect our business and results of operations.

The airline industry is significantly affected by general economic conditions, and the global economic recession has resulted in a weaker demand for air travel in general.  During recent recessions, most airlines have reduced fares in an effort to increase traffic and overall revenues.  Economic and competitive conditions in the airline industry have contributed to certain airline bankruptcies and reorganizations in recent years.  A worsening of current economic conditions, or an extended period of recession, whether nationally or regionally, would have a material adverse effect on our business, financial condition, operating results and cash flows.

The majority of the airlines in the United States charge passengers fees or surcharges to check their luggage.  As a result, passengers on those airlines may be reluctant to check their baggage and make every effort to carry on as much of their baggage as possible.  Additionally, as a result of the general economic conditions in the airline industry, those airlines that do not charge for checking baggage may decide to charge fees or surcharges for checked luggage, and passengers may avoid checking their luggage on those airlines, so as to not pay those fees or surcharges.  Accordingly, the reluctance of travelers to check their baggage could have a material adverse effect on our business, financial condition, operating results, and cash flows.

Products and services that we offer may subject us to liability claims.

The products and services that we provide may not meet customer expectations.  Such problems would seriously harm our credibility, market acceptance of our products and services, and the value of our brand.  In addition, such problems may result in liability for damages resulting from lost luggage or other valuables.  The occurrence of some of these types of problems may seriously harm our business, operating results, and financial condition.

We may be exposed to potential risks relating to our internal control over financial reporting and our ability to have those controls remediated timely.

Pursuant to rules of the Securities and Exchange Commission (“SEC”) implemented pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, the independent registered public accounting firm auditing a public company’s financial statements must attest to and report on the operating effectiveness of that public company’s internal control over financial reporting.

Pursuant to Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release 33-8934 on June 26, 2008, we are required to include in our annual reports our assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal years.  Furthermore, our independent registered public accounting firm will be required to report separately on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.  We have not yet completed any assessment of the effectiveness of our internal control over financial reporting.  We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

In the event we identify control deficiencies that we cannot remedy in a timely manner, or if we are unable to receive an unqualified attestation report from our independent registered public accounting firm with respect to our internal control over financial reporting, investors and others may lose confidence in the reliability of our financial statements, and the trading price of our common stock, if a market ever develops, and our ability to obtain any necessary financing could suffer.

Our officers have no experience in managing a public company.

Our officers have no previous experience in managing a public company, and we do not have any employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.  During the course of our testing, we may identify other deficiencies that we may not be able to remedy in time to meet the requirements imposed by the Sarbanes-Oxley Act for compliance with that Section 404.  In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such requirements are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Our officers do not have employment agreements with us and could cease working for us at any time causing us to cease our operations.

Our officers do not have employment agreements (written or verbal) with us.  In the absence of employment agreements with restrictive covenants on the part of our officers, any of our officers could leave us at any time or commence working for a competitive company.  Furthermore, applicable law under which we operate may cast substantial doubt on the enforceability of any restrictive covenants that we may obtain from our officers in the future.  Accordingly, the continued services of our officers cannot be assured.  If any of our officers were to cease working for us, we may have to cease operations.

We intend to become a public company subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which will require us to incur audit fees and legal fees in connection with preparation of reports.  These additional costs could reduce or eliminate our ability to operate profitability.

Following the effective date of this registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.  In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  The costs charged by these professionals for such services cannot be accurately predicted at this time, because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys.  These costs will, obviously, be expenses of our operations and, therefore, have a negative effect on our ability to pay our other costs and expenses and earn a profit.  We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Risks Related to our Common Stock

Currently, there is no public market for our common stock, and there can be no assurance that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it will probably be subject to significant price fluctuations.  We anticipate our common stock may be quoted on the OTCBB, which may result in limited liquidity and the inability of our stockholders to maintain accurate price quotations of our common stock.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no public market whatsoever for our common stock.  We have entered into a consultant agreement with Moody Capital, LLC, and its affiliate Moody Capital Solutions, Inc. a broker-dealer registered with the SEC and a member in good standing of FINRA (collectively, “Moody”) to consultant with us regarding various market activities, including filing an application with FINRA so as to enable the quotation for the prices of our common stock on the OTCBB, commencing with the effectiveness of the registration of which this prospectus is a part.  There can be no assurance as to whether Moody market maker will file that application or if that application will be accepted by FINRA.  We are not permitted to file such application on our own behalf.  If the application is accepted, there can be no assurances as to whether any market for our common stock will develop or the prices at which our common stock will trade.  If the application is accepted, we cannot predict the extent to which investor interest in us will result in the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

Until our common stock qualifies for inclusion in the NASDAQ system, if ever, the trading of our common stock, if any, will be in the OTCBB.  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock.

In addition, it is probable that our common stock will not be followed by any market analysts, and there may be few institutions acting as market makers for our common stock.  Either of these factors could adversely affect the liquidity and trading price of our common stock.  Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades will probably fluctuate significantly.  Prices for our common stock will be determined in the market and may be influenced by many factors, including the depth and liquidity of the market for our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these RISK FACTORS, investor perception, and general economic and market conditions.  No assurance can be given that an orderly or liquid market will develop for our common stock.  Because of the anticipated low price of our common stock, many brokerage firms may not be willing to effect transactions in our common stock.  See “PLAN OF DISTRIBUTION.”

Our Certificate of Incorporation provides for indemnification of our officers and directors at our expense and limits their liability, which may result in a major cost to us and damage the interests of our shareholders, because our resources may be expended for the benefit of our officers and/or directors.

Our Certificate of Incorporation and applicable Delaware law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, for attorney’s fees and other expenses incurred by them in any litigation to which they become a party resulting from their association with us or activities on our behalf.  We will also pay the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us, if it is ultimately determined that any such person shall not have been entitled to indemnification.  This indemnification policy could result in substantial expenditures by us, which we will be unable to recover.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and, therefore, unenforceable.  In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, lawsuit, or proceeding, is asserted by a director, officer, or controlling person in connection with our securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the issue of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.  The legal process relating to this matter, if it were to occur, probably will be very costly and may result in us receiving negative publicity, either of which factors would probably materially reduce the market and price for our common stock, if such a market ever develops.

Any market that develops for our common stock will be subject to the penny stock restrictions, which will create a lack of liquidity and make trading difficult or impossible.

SEC Rule 15g-9 (as most recently amended and effective on September 12, 2005) establishes the definition of a “penny stock,” for purposes relevant to us, as an equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions.  It is probable that our common stock will be considered to be a penny stock for the immediately foreseeable future.  This classification severely and adversely affects the market liquidity for our common stock.  For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks, and the broker-dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

To approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience and objectives of that person and make a reasonable determination that transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must, also, deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

●	the basis on which the broker-dealer made the suitability determination, and

●	that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure, also, has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to, both, the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may desire to not engage in the necessary paperwork and disclosures and encounter difficulties in their attempt to sell our common stock, which may affect the ability of the selling shareholders or other holders to sell our common stock in the secondary market and have the effect of reducing trading activity in the secondary market of our common stock.  These additional sales practice and disclosure requirements could impede the sale of our common stock, if and when our common stock becomes publicly traded.  In addition, the liquidity of our common stock may decrease, with a corresponding decrease in the price of our common stock.  Our common stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, quite probably, have difficulty selling our common stock.

We intend to not pay dividends on our common stock.

We have not paid any dividends on our common stock, and we have no plans to pay dividends on our common stock in the foreseeable future.

We intend to retain earnings, if any, to provide funds for the implementation of our business plan.  We   intend not to declare or pay any dividends in the foreseeable future.  Therefore, there can be no assurance that holders of our common stock will receive any additional cash, stock or other dividends on their shares of our common stock until we have funds which our Board of Directors determines can be allocated to dividends.  Investors that require liquidity should also not invest in our common stock.   There is no established trading market and should one develop, it will likely be volatile and subject to minimal trading volumes.

Because we can issue additional shares of common stock, purchasers of our common stock may experience dilution.

We are authorized to issue up to 25,000,000 shares of common stock.  At present, there are 17,477,000 shares of our common stock issued and outstanding.  Our Board of Directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders.  We anticipate that we will be required to raise additional capital to finance our operations, and that capital may be raised by the sale of additional shares of our common stock.  Consequently, upon the sale of additional shares of our common stock, our stockholders will experience dilution in the ownership of our common stock.

One of the effects of the existence of unissued and unreserved common stock may be to enable our Board of Directors to issue shares of our common stock to persons friendly to current management, which issuance could render more difficult or discourage in attempt to obtain control of our Board of Directors by merger, tender offer, proxy contests, or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Our 2 officers are our principal shareholders who, collectively, own 90.3% of our issued and outstanding common stock and control our business affairs; and our minority shareholders have little or no participation in our business affairs.

Currently, our 2 officers are our principal stockholders and own 90.3% of our issued and outstanding common stock.  As a result, they will have control over all matters requiring approval by our stockholders without the approval of minority stockholders.  In addition, they will, also, be able to elect all of the members of our Board of Directors, which will allow them to control our affairs and management.  They will, also, be able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of stockholders.  As a result, they will have significant influence and control over all matters requiring approval by our stockholders.  Accordingly, our other shareholders will be limited in their ability to affect change in how we conduct our business.

As our officers and directors own a significant percentage of our issued and outstanding common stock, any future sales of their shares may result in a decrease in the price of our common stock and the value of our stockholders’ investments.

The possibility of future sales of shares of our common stock held by our officers and directors could decrease the market price of our common stock, if the market does not orderly adjust to the increase in shares of our common stock in the market.  In such event, the value of your investment in us will decrease.

If a market develops for our common stock, sales of our common stock in reliance on Rule 144 may reduce prices in that market by a material amount.

All of the outstanding shares of our common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended.  As restricted securities, those shares may be resold only pursuant to an effective registration statement or pursuant to the requirements of Rule 144 or other applicable exemptions from registration under that Act and as required under applicable state securities laws.  Rule 144 provides in essence that an affiliate (i.e., an officer, director, or control person) who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of the issuer’s outstanding common stock.  The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders, as the OTCBB (if and when our common stock is listed thereon) is not an “automated quotation system” and, accordingly, market based volume limitations are not available for securities quoted only on the OTCBB.

As a result of revisions to Rule 144 which became effective on or about February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days before the date of the proposed sale) after the restricted securities have been held by the owner for a prescribed period.  A sale under Rule 144 or under any other exemption from the Securities Act of 1933, if available, or pursuant to registration of shares of our common stock held by our stockholders, may reduce the price of our common stock in any market that may develop.

Any trading market that may develop may be restricted because of state securities “Blue Sky”  laws which prohibit trading absent compliance with individual state laws.

These restrictions may make it difficult or impossible to sell our common stock in those states.  There is no public market for our common stock, and there can be no assurance that any public market will develop in the foreseeable future.  Transfers of our common stock may, also, be restricted under the securities laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such laws, our common stock may not be traded in such jurisdictions.  Because the shares of our common stock registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell and purchasers to purchase such shares.  These restrictions prohibit the secondary trading our common stock.  We currently do not intend and may not be able to qualify securities for resale in approximately 17 states which do not offer manual exemptions and require securities to be qualified before they can be resold by our shareholders.  Accordingly, investors should consider the secondary market for our securities to be limited.

Dilution

We are not offering any shares of our common stock in this registration statement.  All shares of our common stock that are being registered are owned by the selling shareholders, who will offer such shares at a fixed price of $.25 per share until our common stock are quoted on the OTCBB or another quotation service and thereafter at prevailing market prices, or privately negotiated prices.  Accordingly, we have not included information on dilution in this prospectus.

Other Risks

Because all of our officers and directors are located in Non-United States jurisdictions, you may have no effective recourse against our management for misconduct and may not be able to enforce judgments and civil liabilities against our officers and directors.

All of our directors and officers are nationals and residents of countries other than the United States, and they all reside in Canada.  As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders.  We are registering  1,692,000  of our 17,477,000 currently outstanding shares of our common stock for resale to provide the holders thereof with tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING SHAREHOLDERS

All shares of our common stock offered under this prospectus are being offered by selling shareholders and may be sold from time to time for the account of the selling stockholders named in the following table.  The table also contains information regarding each selling stockholder’s beneficial ownership of shares of our common stock as of May 31, 2010.

We have issued 1,683,000 shares of our common stock to be sold pursuant to this prospectus to 37 non-US persons in transactions exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to that exemption specified by the provisions of Regulation S.  On July 15, 2009, we signed an Agency Fee Agreement with AMF Services Inc., as a finder in connection with the offer and sale of shares of our common stock to 8 investors residing in Europe.  AMF Services Inc. is a British Virgin Island corporation.  In connection with the sale of those shares, we paid AMF Services Inc. a finder’s fee equal to 40% of the funds we received from the purchase of those shares by those investors.  The total amount of that finder’s fee is $56,000, which has been paid and deducted as a cost of issuance.  AMF Services Inc. did not effect securities transactions (i) for the accounts of U.S. persons or (ii) in the United States.  A copy of that Agency Fee Agreement is included as an exhibit with the registration statement of which this prospectus is a part.

Additionally, we have issued 9,000 shares of our common stock to 9 non-affiliated purchasers in a transaction not involving a public offering of our securities and which is exempt pursuant to the provisions of Section 4(2) of that Act.

The selling shareholders may offer and sell, from time to time, any or all of our common stock held by them.  As the selling shareholders may offer all or only some portion of the 1,692,000 shares of our common stock to be registered, no estimate can be given as to the amount or percentage of those shares of our common stock that will be held by the selling shareholders upon termination of the offering.

SELLING SECURITYHOLDER AND RELATIONSHIP TO THE COMPANY OR ITS AFFILIATES, IF ANY	SHARES OWNED (NUMBER AND PERCENTAGE*) BEFORE OFFERING		SHARES OFFERED	SHARES OWNED (NUMBER AND PERCENTAGE) AFTER OFFERING
WOLFRAM GILLEN	200,000	1.1%	200,000	-	-
CEDRIC GUHL	200,000	1.1%	200,000	-	-
ACHIM LOHNER	200,000	1.1%	200,000	-	-
DIETER LUFT	200,000	1.1%	200,000	-	-
KARL SCHIPPLE	200,000	1.1%	200,000	-	-
ELISABETH JOHN	200,000	1.1%	200,000	-	-
REINHOLD HORN	100,000		100,000	-	-
CARSTEN KLINGBEIL	100,000		100,000	-	-
LAWRENCE HOWARD	60,000		60,000	-	-
GLEN BROWN	30,000		30,000	-	-
DELMAR LYSONS	30,000		30,000	-	-
JAMES WESTMACOTT (1)	25,000		25,000	-	-
STEPHEN LINDOP	25,000		25,000	-	-
LINDA DICK	20,000		20,000	-	-
MARVIN WAYNE DICK	20,000		20,000	-	-
PETER B MCARA	17,000		17,000	-	-
IB MURRAY ENTERPRISES INC (2)	10,000	10,000	-	-
ZANE PALMER & CAROL PALMER	10,000	10,000	-	-
LESLIE AINSLIE	5,000	5,000	-	-
RON YAKIMISHYN	5,000	5,000	-	-
LINDA KADATZ	4,000	4,000	-	-
JONATHAN AINSLIE	2,000	2,000	-	-
SYLVIA AINSLIE	2,000	2,000	-	-
ANNE CAMBERLAND	2,000	2,000	-	-
CHRISTA CAMBERLAND	2,000	2,000	-	-
MARCEL CAMBERLAND	2,000	2,000	-	-
RICHARD CAMBERLAND	2,000	2,000	-	-
KRISTEN K GAARDER	1,000	1,000	-	-
PANYAPORN SRIPETCH	1,000	1,000	-	-

CHANEL MOINAT	1,000	1,000	-	-
DINA DELCASTILLO	1,000	1,000	-	-
RONALD SALEM	1,000	1,000	-	-
BRIAN FEINGOLD	1,000	1,000	-	-
AMANDA FLORES	1,000	1,000	-	-
AMARIT SRIPTECH	1,000	1,000	-	-
NARONG SRIPTECH	1,000	1,000	-	-
ADAM JAMES BAUER (3)	1,000	1,000	-	-
KRAIG RADTKE (4)	1,000	1,000	-	-
TARA RADTKE (5)	1,000	1,000	-	-
SHANTEL PRUNEAU	1,000	1,000	-	-
ROXANNE CAMBERLAND	1,000	1,000	-	-
RYAN ROBB	1,000	1,000	-	-
WILLIAM ZAYTSOFF	1,000	1,000	-	-
MAXINE ZAYTSOFF	1,000	1,000	-	-
MEAGAN KADATZ	1,000	1,000	-	-
CARLA HOWE	1,000	1,000	-	-
TOTAL	1,692,000	1,692,000
*Percentage is indicated only if greater than 1%

(1)  Our Manager of Marketing and Development

(2)  Murray Lysons is the person or persons who exercise the sole or shared voting and or dispositive powers with respect to the shares of our common stock to be offered by IB MURRAY ENTERPRISES INC.

(3)  The son of Donald G. Bauer, our President, Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer, one of our directors, and our majority shareholder.

(4)  The son-in-law of Donald G. Bauer, our President, Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer, one of our directors, and our majority shareholder.

(5)  The daughter of Donald G. Bauer, our President, Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer, one of our directors, and our majority shareholder.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are considered as outstanding for computing the percentage of the person holding such options or warrants, but are not considered as outstanding for computing the percentage of any other person.  There are currently no shares of our common stock subject to options, warrants or preferred stock.

None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

The selling stockholders will sell at a fixed price of $.25 per share until our common stock is quoted on the OTCBB or another quotation service and thereafter at prevailing market prices, or privately negotiated prices.

We may require the shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

DETERMINATION OF OFFERING PRICE

There is no established public market for the shares of our common stock being registered.  The shares of our common stock registered by this registration statement were issued at $0.10 per share in 2009.  In determining the offering price, we selected $.25 per share, which we believe to be appropriate based on the price at which we may offer and sell additional shares of our common stock in private placement transactions.

Additionally, because we have no significant operating history and have not generated any material revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us.  No valuation or appraisal has been prepared for the business and potential business expansion.  Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

DIVIDEND POLICY

We have not paid any dividends on our common stock, and we have no plans for paying dividends on our common stock in the foreseeable future.  Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock.  We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth.  Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our Board of Directors, in its discretion, may consider relevant.

PLAN OF DISTRIBUTION

We are registering shares of our common stock on behalf of the selling shareholders.  The selling shareholders will offer and sell the shares of our common stock to which this prospectus relates for their own accounts.  We will not receive any proceeds from the sale of those shares.  We will pay all fees and expenses in connection with the registration of those shares.  Fees and expenses of any attorneys or other advisors retained by the selling shareholders in connection with the registration will be paid by the selling shareholders.

The selling stockholders may offer their shares of our common stock at various times in one or more of the following transactions:

●	on any market that might develop;

●	in transactions other than market transactions;

●	by pledge to secure debts or other obligations;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

●	in a combination of any of the above.

The selling stockholders will sell the shares of our common stock registered by this registration statement at a fixed price of $.25 per share until our common stock is quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices.  To comply with the securities laws of certain states, if applicable, those shares may be sold only through registered or licensed broker-dealers.

The selling stockholders may use broker-dealers to sell our common stock.  If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of such shares for whom they have acted as agents.  To date, no discussions have been held or agreements reached with any broker-dealers.

Our affiliates and/or promoters, if any, who are offering their shares of our common stock for sale and any broker-dealers who act in connection with the sale of the shares of our common stock hereunder will be deemed to be “underwriters” of this offering within the meaning of the Securities Act of 1933, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

The selling shareholders and any purchasers of our common stock should be aware that any market that develops for our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock subject to this prospectus, other than commissions or discounts of underwriters, broker-dealers or agents.

The offering of our common stock contemplated by this prospectus will terminate on the earlier of the:

a)	date on which the shares of our common stock are eligible for resale without restriction pursuant to Rule 144 under the Securities Act of 1933, or

b)	date on which all shares of our common stock offered by this prospectus have been sold by the selling stockholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and, therefore, unenforceable.

If any of the selling shareholders enter into an agreement after the effectiveness of this registration statement to sell all or a portion of his or her shares of our common stock to a broker-dealer as principal and that broker-dealer is acting as underwriter, we will file a post-effective amendment to this registration statement identifying that broker-dealer, providing the required information regarding the plan of distribution, revising disclosures in this registration statement, as required, and filing a copy of that agreement as an exhibit to this registration statement.

Until shares of our common stock qualify for inclusion in the NASDAQ system, if ever, the trading, if any, of our common stock will be in the OTCBB.  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock.

SEC Rule 15g-9 (as most recently amended and effective September 12, 2005) establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions.  It is probable that our common stock will be considered to be a penny stock for the immediate foreseeable future.  For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker-dealer approve a person’s account for transactions in penny stocks and the broker-dealer receive from that person, a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information, investment experience, and objectives of that person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluation the risks of transactions in penny stocks.

The broker-dealer must, also, deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker-dealer made the suitability determination and that the broker-dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in, both, public offerings and in secondary trading and commissions payable to, both, the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks.  The above requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our common stock.

STATE SECURITIES-BLUE SKY LAWS

There is no public market for our common stock, and there can be no assurance that any such market will develop in the foreseeable future.  Transfers of our common stock may, also, be restricted under the securities laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such laws, our common stock may not be traded in such jurisdictions.  Because our common stock registered hereunder has not been registered for resale under the “Blue Sky” laws of any state, the holders of our common stock and persons who desire to purchase our common stock in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions regarding the ability of investors to sell our common stock and of purchasers to purchase our common stock.  Accordingly, investors may not be able to liquidate our common stock and should be prepared to hold our common stock for an indefinite period of time.

The selling shareholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky laws in the applicable states relating to sellers and purchasers of our common stock.

We intend to apply for listing in a nationally recognized securities manual, which, once published, will provide us with “manual” exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement.  In these states, if we obtain and maintain a Standard and Poor’s Corporate Manual or another, acceptable manual exemption, secondary trading of our common stock can occur without filing, review or approval by state regulatory authorities in these states.  These states are Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming.  We cannot secure this listing until after our registration statement is declared effective.  When we secure this listing, secondary trading of our common stock can occur in these states without further action.

We currently do not intend to and may not be able to qualify our common stock for resale in other states which require our common stock to be qualified before such common stock can be resold by our shareholders.

LIMITATIONS IMPOSED BY REGULATION M

Pursuant to applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of our common stock may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of any such distribution.  In addition, and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders.  We will make copies of this prospectus available to the selling stockholders and inform them of the requirement regarding delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby.  We assume no obligation to deliver copies of this prospectus or any related prospectus supplement.

LEGAL PROCEEDINGS

We are not a party to any pending litigation and, to the best of our knowledge, none is threatened or anticipated.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors, officers, promoters, and control persons are as follows:

Name	Age	Position

Donald G. Bauer	60	President, Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer, and Director

Jack Kraus	56	Treasurer, Secretary, Director

James Westmacott	66	Manager of Marketing and Business Development Manager.

Business Experience

Donald G. Bauer, is our President, Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer, and one of our directors, is the founder of the Company and is responsible for the development of our business.  Additionally, Mr. Bauer has contributed his time, effort, and funds to the Company, to enable the Company to commence operations.  During the period beginning September 1994, until April 2009, Mr. Bauer was the President, a director, and a shareholder of Secure Luggage Systems Inc, an Alberta corporation, which specialized in designing and manufacturing technology that would secure and protect assorted luggage with a strap and wrap process.  At various times during that period that Mr. Bauer was the President of Secure Luggage Systems Inc., an Alberta corporation, that corporation had as many as 2 to 3 employees; provided, however, at certain times during that period that corporation had no employees.  The number of persons employed by Secure Luggage Systems Inc., an Alberta corporation, was determined by the operations of that corporation and the need and ability to pay for employees.   Additionally, during that period, that corporation retained the services of independent contractors to perform various services for that corporation, as Mr. Bauer determined that it was in the best interest of that corporation that independent contractors, rather than employees, be utilized for those services.  At various times during that period, Secure Luggage Systems Inc., an Alberta corporation, had annual sales equal to approximately $25,000 to $50,000; provided, however, during those years, that corporation had no revenue.

Mr. Bauer, while the President, a director and the majority shareholder of Secure Luggage Systems Inc., an Alberta corporation, developed a strap and wrap process to secure and protect individual packages and pieces of luggage.  The strap and wrap process is a combination of two processes; first, one or more straps is wrapped around the circumference of the luggage and, second, shrink to fit plastic film is wrapped around that luggage.  While with Secure Luggage Systems, Inc., an Alberta corporation, Mr. Bauer worked with various personnel, consultants, service technicians and manufacturers to develop various mechanical components into a system and create the programming necessary to operate that system in an efficient manner.  The system was designed to incorporate various technologies, including weighing and measuring each piece of luggage or package processed.

On April 28, 2009, Mr. Bauer resigned as the President and a director of Secure Luggage Systems Inc., an Alberta corporation.  Additionally, on April 28, 2009, Mr. Bauer transferred all of his shares of common stock of Secure Luggage Systems Inc., an Alberta corporation, to a trust for the benefit of Secure Luggage Systems Inc., an Alberta corporation.  Mr. Bauer does not retain, directly or indirectly, any interest, beneficial or otherwise, in that trust.  The trustee of that trust is J. Robert Neufeld, Attorney at Law, with offices in Edmonton, Alberta, Canada.  Mr. Neufeld is counsel to Secure Luggage Systems Inc., an Alberta corporation.  The trust shall terminate (i) on August 1, 2010; provided, however, Mr. Bauer provides notice to Mr. Neufeld indicating that the trust be terminated; (ii) on the death or incompetence of Mr. Bauer; or (iii) on the date that the assets of the trust have been depleted.  Additionally, the agreement pursuant to which that trust was established may be terminated by revocation by Mr. Bauer; provided, however, any revocation or amendment of that agreement requires the proper written approval of the Board of Directors of Secure Luggage Systems Inc., an Alberta corporation, which approval shall be provided only upon a showing of necessity and appropriateness.  When the trust has terminated, Mr. Neufeld shall return those shares of stock of Secure Luggage Systems Inc., an Alberta corporation, to Mr. Bauer.

Mr. Bauer spent the majority of his first 25 years in business as owner operator of a number of companies in the domestic and international oil field service sector.  Mr. Bauer has been involved as a founding member of the Petroleum Service Association of Canada and a founding member of the Alberta Manufacturer’s Association, now the Canadian Manufacturer’s Association.

At the age of 24, Mr. Bauer was a partner in a start-up oil field service company, Blowout Prevention Equipment Services Ltd., specializing in blowout preventers, high pressure values and control systems used by drilling and well service rigs.  Mr. Bauer merged that company with a then newly created company, Blowout Products Inc., to manufacture and sell his own design of blowout preventer in 1980 and grew that company to sales orders of approximately $67 million, when it was sold to a U.S. based partner.   Mr. Bauer went on to start a service and repair company, Weltech Manufacturing & Services Inc., which specialized in custom manufacturing and machining of high pressure equipment and blowout prevention technology, growing sales to $1.5 million prior to selling the company in 1993.

Upon retirement from the oilfield service and manufacturing industry, and based on his many foreign travel experiences, Mr. Bauer conceived the concept of securing and protecting luggage.  Mr. Bauer went on to start a business, Secure Luggage Systems Inc., an Alberta corporation, which, as specified above, specialized in designing and manufacturing technology that secures and protects luggage with a strap and wrap process.  Actively involved in his community, Mr. Bauer has contributed as a director and executive of various organizations, including Nisku/Leduc Rotary Club, Leduc Tourism & Convention Authority, Leduc Agricultural Society, Leduc General Hospital Fundraising Committee and Alberta’s World Oil Park.

Jack Kraus, is our Treasurer, Secretary, and one of our directors is a retired police officer with more than 34 years of service to the Edmonton Police Service.  During his career in law enforcement, Mr. Kraus served at an international airport, where he worked with Customs and Immigration officials for the United States and Canada, the Royal Canadian Mounted Police, and INTERPOL relating to criminal activity and the movement of international persons of interest.

Mr. Kraus has served with the United Nations Peace Corp. in Kosovo during 2002 and 2003.  In that regard, Mr. Kraus founded a charity to distribute aid packages throughout the worst areas of Kosovo.  Mr. Kraus continues to be involved in his community and is a founding member of an addiction intervention program.

Mr. Kraus serves the Company on an as needed, part-time basis.  Mr. Kraus is, also, employed as an Executive Assistant to the President of the Edmonton Police Association.

James Westmacott, our Manager of Marketing and Business Development, has held senior management positions within the air travel industry.  Mr. Westmacott served as Vice President Airport Services with Harmony Airlines from 2002 until 2005.  Previously, Mr. Westmacott served with Cathay Pacific Airways for 18 years, where he started as Airport Service Manager and ended his service at Cathay Pacific Airways as Regional Operations Manager of North America.  Mr. Westmacott left Cathay Pacific Airways in 2001.  Previously, Mr. Westmacott was with British Airways for 10 years and Bahrain Airport Services for two years.

Various management positions have provided Mr. Westmacott global experience, as his responsibilities include management at a variety of worldwide locations, including North American, Middle and Far East, Africa, and the United Kingdom.  Mr. Westmacott has worked in various aspects of the air travel industry, from operations and customer service, to being responsible for liaison with governments and industry groups, Customs, Immigration, FAA, air and port authorities and numerous other agencies and industry groups.

Mr. Westmacott provides services to the Company as a management consultant, on the terms and subject to the conditions specified in certain Consulting Services Agreements entered into by Mr. Westmacott and the Company, copies of which are attached as exhibits to this registration statement.  Mr. Westmacott provides those services to the Company on a part-time basis, but it is anticipated that his services to the Company will be full time at such time as our operations are such that his services are needed full time and we can afford to compensate him on a full time basis.    Currently, Mr. Westmacott is active in his community as a director of the Richmond, British Columbia Rotary Club.  Additionally, Mr. Westmacott is a director and co-chair of a charity that provides funding for a children’s cancer hospice.  Mr. Westmacott served as co-chair of Course Services Committee for the Air Canada PGA Championship Golf Tournament.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

●	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

●
being found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The information in the following table sets forth the beneficial ownership of our shares of common stock as of the date of this prospectus, by (i) the highest paid person who is our officers and directors (or in the alternative, each officer and director); (ii) all officers and directors as a group; (iii) each shareholder who beneficially owns more than 5% of any class of our securities, including those shares subject to outstanding options.  A person deemed to be a beneficial owner of any securities that such a person has a right to acquire within 60 days.

Name and address of owner	Number of Shares Owned before the offering	Number of Shares Owned after the offering	Percent of Class After Offering

Donald G. Bauer 12 Country Club Place Beaumont, Alberta Canada T4X1P8 President, Chief Executive Officer, and a director	15,685,000	15,685,000	89.7%

Jack Kraus 4111-42B Avenue Leduc, Alberta Canada T9E4S9 Treasurer, Secretary, and a director	100,000	100,000	0.6%

All officers and Directors as a group (two persons)	15,785,000	15,785,000	90.3%

DESCRIPTION OF CAPITAL STOCK

Introduction

We were incorporated on December 4, 2008, as a Delaware corporation.

Common Stock

We are authorized to issue 25,000,000 shares of common stock, $.001 par value.  There are 17,477,000 shares of our common stock issued and outstanding at May 31, 2010, which shares are held by 48 shareholders.  The holders of our common stock:

●	Have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if, declared by our Board of directors;

●	are entitled to share ratably in all of the assets available for distribution to holders of our common stock upon liquidation, dissolution, or winding up of our affairs;

●	do not have preemptive, subscription or conversion rights, or redemption; and

●	are entitled to one vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

See also “PLAN OF DISTRIBUTION” and “RISK FACTORS” regarding negative implications of being classified as a “penny stock.”

Authorized but unissued Common Stock

Delaware law does not require stockholder approval for any issuance of authorized shares of our common stock.  These additional shares of common stock may be used for a variety of purposes, including future offerings to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our Board of Directors to issue shares of our common stock to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our Board of Directors by merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Delaware Anti-Takeover Law

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating takeovers.  This section prohibits, subject to exceptions, publicly traded Delaware corporations from engaging in a business combination, which includes a merger or sale of more than 10% of that corporation’s assets, with any interested stockholder.  An interested stockholder is, generally, defined as a person who, alone or with its affiliates and associates, owns, or within three years before the time of determination of interested stockholder status, owned, 15% or more of a corporation’s outstanding voting securities.  This prohibition does not apply if the transaction is approved by the Board of Directors before the time the interested stockholder attained that status; upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the beginning of the transaction; or at or after the time the stockholder became an interested stockholder, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may elect not to be subject to of the provisions of that Section 203 with a provision in its Certificate of Incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares.  We have made no election to not be subject to the provisions of that Section 203.  The provisions of that Section 203 could prohibit or delay a merger or other takeover or change-in-control attempts and may discourage attempts to acquire us.

Shareholder Matters

Certain provisions of Delaware law create rights that might be deemed material to our shareholders.  Other provisions might delay or make more difficult acquisitions of our common stock or changes in our control or might have the effect of preventing changes in our management or make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Dissenters’ Rights

Among the rights granted under Delaware law which might be considered as material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares of our common stock (see Delaware Revised Statutes Section 92A.380-390).  This right is subject to exceptions, summarized below, and applies in the event of mergers or plans of exchange.  This right normally applies if shareholder approval of the corporate action is required either by Delaware law or by the terms of the Certificate of Incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

●	listed on a national securities exchange,

●	included in the national market system maintained by FINRA, or

●	held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the Certificate of Incorporation (our Certificate of Incorporation does not so provide) or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner’s interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity within any of the three categories described above in this paragraph.

Inspection Rights

Delaware law, also, specifies that shareholders have the right to inspect a corporation’s records.  This right extends to any person who has been a shareholder of record for at least six months immediately preceding such person’s demand.  It also extends to any person holding, or authorized in writing by the holders of, at least 5% of our outstanding shares of common stock.  Shareholders having this right are to be granted inspection rights upon five days’ written notice.  The records subject to this right include official copies of the Certificate of Incorporation, and all amendments thereto; bylaws and all amendments thereto; and a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Delaware law provides that the corporation may keep a statement setting forth the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Transfer Agent

The transfer agent for our common stock is Pacific Stock Transfer Company, 4045 South Spencer Street, Suite 403, Las Vegas, Nevada 89119.  Its telephone number is 702.361.3033.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Management’s Discussion and Analysis contains statements that are forward-looking.  These statements are based on current expectations and assumptions that are subject to risks and uncertainties.  Actual results could differ materially because of factors discussed in “Factors That May Affect Future Results and Financial Condition.”

OVERVIEW

Revenue Recognition

We follow the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) 101 “Revenue Recognition” (“SAB No. 101”), as amended by SAB No. 104 (“SAB No. 104”) for revenue recognition.  We record revenue, when persuasive evidence of an arrangement exists, the service is rendered, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

RESULTS OF OPERATIONS FOR THE 3 MONTHS ENDED MARCH 31, 2009, AND THE 3 MONTHS ENDED MARCH  31, 2010.

The following table sets forth for the periods indicated certain statement of operations data.

	For the 3 Months Ended March 31, 2009	For the 3 Months Ended March 31, 2010 (unaudited)
NET REVENUES	-	-
COST OF SERVICES	-	-
GROSS PROFIT	-	-
OPERATING EXPENSES	$9,030	$36,149
INTEREST EXPENSE	$68	$157
NET (LOSS)	$(9,098)	$(36,306)

Segment information

We report information about operating segments, as well as disclosures about our services, geographic areas and major customers.  Operating segments are defined as revenue-producing components, which are generally used internally for evaluating segment performance.  We have concluded that we have only one reportable segment.

CONTINUING OPERATIONS

Net Revenues

A summary of revenue generated for the 3 months ending March 31, 2009, and the 3 months ended March 31, 2010 is as follows:

	3 Months Ended March 31, 2009	3 Months Ended March 31, 2010 (unaudited)
NET REVENUE	-	-

We had no revenue for the 3 months ended March 31, 2009.

We had no revenue for the 3 months ended March 31, 2010.

Cost of Services

	3 months Ended March 31, 2009	3 months Ended March 31, 2010 (unaudited)
Cost of Services	-	-
% of Revenue	-	-

We had no cost of services for the 3 months ended March 31, 2009.

We had no cost of services for the 3 months ended March 31, 2010.

Gross Profit

	3 months Ended March 31, 2009	3 months Ended March 31, 2010 (anaudited)
Gross Profit	-	-
% of Revenue	-	-

We had no gross profit for the 3 months ended March 31, 2009.

We had no gross profit for the 3 months ended March 31, 2010.

Operating Expenses

	3 months Ended March 31, 2009	3 months Ended March 31, 2010 (unaudited)
Operating Expenses	$9,030	$36,149
% of Revenue	-	-

Operating expenses increased from the period ended March 31, 2009 to the period ended March 31, 2010 due to an increase of professional fees, operating expenses, and expenses relating to this registration statement

Liquidity and Capital Resources

Currently, we have no revenues and no customers.  We plan on earning revenues by the offer and sale of our luggage wrap product.

Since our inception, we have financed our operations by loans and contributions to our capital.  We have raised $7,185 from our officers and directors, from the sale of our common stock.  In March 2009, we received a loan in the amount of $10,000 from Secure Luggage Systems Inc., an Alberta corporation, which we used for working capital.  The loan accrued interest at 10% per annum and was repaid by us on August 6, 2009, including accrued interest.

On the date of that loan, Donald G. Bauer, our President, Chief Executive Officer, Principal Accounting Officer, Principal Financial Officer, and a member of our Board of Directors and our majority shareholder, was the President, a member of the Board of Directors and a shareholder of Secure Luggage Systems Inc., an Alberta corporation.  On April 28, 2009, Mr. Bauer resigned as the President and a director of Secure Luggage Systems Inc., an Alberta corporation.  Additionally, on April 28, 2009, Mr. Bauer transferred all of his shares of common stock of Secure Luggage Systems Inc., an Alberta corporation, to a trust for the benefit of Secure Luggage Systems Inc., an Alberta corporation.

Also, we have received funds in an amount of $166,700 by the sales of our common stock to 45 non-affiliated investors.  We have paid $188,518 through March 31, 2010 , for our incorporation and operating expenses.

On December 29, 2009, Donald G. Bauer, our President, Chief Executive Officer, Principal Accounting Officer, Principal Financial Officer, and a member of our Board of Directors and our majority shareholder lent us the principal amount of $5,000, which has no fixed term of repayment and accrues no interest.  Additionally, on February 8, 2010, Mr. Bauer lent us another $5,000 with no fixed term of payment and which accrues no interest. The Company determined to impute 8% interest from the receiving date of the loan, which is based on the financing cost in the current market.

We anticipate that our luggage wrap operations will begin generating cash flow beginning approximately August 31, 2010.  We have anticipated our revenue based upon a total of 8 rotating bag wrap machines operating at 2 or maybe 3 of the airports at which our initial operations will be conducted.  We anticipate that the first such airport will be Vancouver International Airport. We anticipate that each of the airports at which will have operations may require, at least, 3 and, possibly, 8 machines to satisfy the anticipated demand for our luggage wrap product at that airport.  We anticipate that by the end of 2011 we should have 19 more machines, for a total of 27 machines, at our targeted airports.

We base our anticipated revenue on the following information.

We intend to offer our luggage wrap services at $5 and $10 depending on the size of the luggage.  We anticipate charging $5 for what we consider to be a regular size bag (linear dimensions of 65″) and $10 for what we will consider to be a large size bag (linear dimensions of 115″).  Linear dimensions are calculated by adding the length to the width to the height.

Operating our luggage wrap services at 20% of our machines’ production capacity, we anticipate that we will wrap approximately 96 pieces of luggage per 8-hour shift.  We anticipate that our luggage wrap services will wrap assorted sizes of luggage each day and, assuming a bag mix of 40% regular size bags and 60% large size bags, we anticipate sales income of $768 per machine per 8 hour shift.  We assume that our labor costs per machine will be approximately $18 per hour (includes direct compensation, taxes, and related employer expenses for an 8 hour shift operating the luggage wrap machine).  We anticipate the costs, including management, labor, materials and miscellaneous charges will be approximately $293 per machine per 8-hour shift.

Subject to final negotiations with each airport authority, we anticipate that the fees that we will be required to pay with airports should be approximately 20% of our net profits, which we define as sales income of $768 less costs of $293.  Accordingly, we anticipate that airport fees will be approximately $95 per machine per 8-hour shift.

Accordingly, we anticipate that total revenue per machine per operating day will be approximately $768 and the total operating costs for each machine shall be approximately $388, which results in operating profit equal to $380 per machine.  As we shall receive 50% of that operating profit, our portion of that operating profit will be approximately $190 per machine per day, which is approximately 25% of the total passenger fees paid.

As of March 31, 2010, we had cash equal to $2,427.  Additionally, as of March 31, 2010, we had pre-paid expenses of $11,100 , associated with the cost of this Registration Statement.  We anticipate we will spend approximately $70,000 for expenses associated with this registration statement.  Our anticipated expenses for the next 12 months are approximately $530,000 for sales and general administrative purposes, $100,000 for commencing operations at the airports, e.g., license fees, sales taxes, insurance costs, costs of recruiting, hiring and training personnel, storage, etc.; and $470,000 for working capital.  Our cash on hand will not be adequate to satisfy our ongoing cash requirements.  Donald G. Bauer, our President, Chief Executive Officer, Principal Accounting Officer, Principal Financial Officer, and a member of our Board of Directors and our majority shareholder, will continue to provide cash for our operations until we are able to sell shares of our common stock.

During the 3 months ended March 31, 2010, our average monthly expenses were approximately $14,400; provided, however, approximately $8,700 of those expenses is deferred or accrued without penalties or interest, to minimize the amount of cash that we spend. Currently, we spend approximately $5,700 each month for the non-deferred or unaccrued portion of those expenses. Those expenses that are deferred or accrued are expenses for professional fees and expenses. We believe we have enough cash to pay our expenses through July 31 , 2010. $14,400 is our minimum fixed monthly operating expense. We anticipate that in the event we are able to sell shares of our common stock and increase our cash available for operating expenses, our monthly expenses will increase, as we enter into contracts and relationships in connection with the operating of our business. We anticipate raising $1,100,000 from the shares of our common stock to pay what we believe will be our operating expenses for the next 12 months. We can provide no guaranty or assurance that we will be able to raise that amount or any amount whatsoever. Accordingly, we will not enter into relationships and incur obligations until we are certain that we have the funds necessary to pay the attendant expenses. If we raise that $1,100,000, we anticipate that our expenses for the next 12 months are $530,000 for sales, marketing, and general unadministrative expenses (including one or more administrative employees and a chief financial officer); $100,000 for commencing operations at the airports, e.g., license fees, sales taxes, insurance costs, costs of recruiting, hiring and training on-site personnel, storage, etc.; and $470,000 for working capital. We anticipate that without receipt of additional cash our cash situation for the next 12 months will be a negative amount of approximately $90,000.

We believe that we will have no source of funds to finance our operations other than the offer and sale of our common stock.  We anticipate that we will be required to offer and sell shares of our common stock through various private placement transactions to raise $1,100,000 to fund our operations during 2010; provided, however, we do not know what will be the price per share for those transactions.  We have engaged and continue to engage in discussions with various persons who are in the business of raising capital for early stage businesses in connection with raising additional capital to fund our operations. Several of those persons have indicated that they may be able to assist us in raising capital to fund our operations.   Additionally, we will enter into discussions with our friends and family members in an effort to raise additional capital to fund our operations.  We can provide no assurance in guarantee that we will be able to raise sufficient funds to satisfy our funding requirements for the next 12 months.

In the event we are not able to acquire the cash we need to commence and conduct our operations, we may not be able to commence our operations as anticipated.

Net Cash Used by Operating Activities.

Net cash used by operating activities was $10,642 for the 3 months ended March 31, 2009.

Net cash used by operating activities was $8,199 for the 3 months ended March 31, 2010.

Net Cash Used by Investing Activities.

None.

Net Cash Provided From Financing Activities.

Net cash provided by financing activities was $17,185 for the 3 months ended March 31, 2009.

Net cash provided by financing activities was $5,000 for the 3 months ended March 31, 2010.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements.

Forward-Looking Statements

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “RISK FACTORS,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

INFLATION

Inflation can be expected to have an impact on our operating costs.  A prolonged period of inflation could cause interest rates, wages and other costs to increase, which would adversely affect our results of operations.  We have no information which would allow us to predict the rate of inflation which may exist as we commence operations.  Accordingly, we cannot predict whether inflation will be minimal after we commence operations.  We have, however, arbitrarily assumed an inflation rate of 3% in connection with our anticipated budgets.

FACTORS THAT MAY AFFECT FUTURE RESULTS AND FINANCIAL CONDITION

Our future operating results and financial condition are dependent on our ability to successfully provide our luggage transportation products and services.  Inherent in this process are a number of factors that we must successfully manage in order to achieve favorable future operating results and financial condition.  Potential risks and uncertainties that could affect future operating results and financial condition include, without limitation, those factors specified herein.

OUR BUSINESS

 Luggage Wrap

Our business is providing a luggage wrap product, which is a baggage security and protection process by which individual pieces of luggage are encased in a clear durable film, making unauthorized entry and accidental opening of the luggage difficult and tamper evident, while protecting the bag from the rigors of transport and handling.  We believe that checked luggage using our luggage wrap product will be bettered secured and protected by the process of wrapping that luggage with plastic.  The plastic makes unauthorized entry and accidental opening of luggage difficult and indicates whether wrapped luggage has been tampered with during transport and handling.

The luggage wrap product will be offered at pre check-in areas of airports, at which passengers may choose to purchase our luggage wrap product at the appropriate fee.  We will charge $5 for a regular size bag (linear dimensions of 65″) and $10 for a large size bag (linear dimensions of 115″) wrapped with our luggage wrap product.  Linear dimensions are calculated by adding the length to the width to the height.

Operating our luggage wrap services at 20% of our machines’ production capacity, we anticipate that we will wrap approximately 96 pieces of luggage per 8-hour shift.  We anticipate that our luggage wrap services will wrap assorted sizes of luggage each day and, assuming a bag mix of 40% regular size bags and 60% large size bags, we anticipate sales income of $768 per machine per 8 hour shift.  We assume that our labor costs per machine will be approximately $18 per hour (includes direct compensation, taxes, and related employer expenses for an 8 hour shift operating the luggage wrap machine).  We anticipate the costs, including management, labor, materials and miscellaneous charges will be approximately $293 per machine per 8-hour shift.

Subject to final negotiations with each airport authority, we anticipate that the fees that we will be required to pay with airports should be approximately 20% of our net profits, which we define as sales income of $768 less costs of $293.  Accordingly, we anticipate that airport fees will be approximately $95 per machine per 8-hour shift.

Accordingly, we anticipate that total revenue per machine per operating day will be approximately $768 and the total operating costs for each machine shall be approximately $388, which results in operating profit equal to $380 per machine.  As we shall receive 50% of that operating profit, our portion of that operating profit will be approximately $190 per machine per day, which is approximately 25% of the total passenger fees paid.

Our luggage wrap product is a plastic covering applied by a machine that rotates the bag, while applying multiple layers of plastic film around the bag.  There is no regulatory agency, which must approve our luggage wrap product.

We believe that our luggage wrap process is priced competitively and that we can compete from a price stand point with our competitors.  Although rates differ at many foreign airports, passengers in North America typically pay $5 to $7 for regular size bags and $10 to $12 for large size bags for each bag wrapped with a bag wrap product.  We believe that our prices are competitive with those of our competitors. Accordingly, we do not believe that our price will be a deterrent to our prospective customers.

The luggage wrap equipment that we will use is similar to the equipment currently used by our competitors.  We intend to be competitive based upon our price (which we believe is less than our competitors) and Mr. Westmacott’s relationships with various airport personnel.

We believe that international passengers may be more likely than domestic passengers to purchase our luggage wrap product.  International passengers, unfamiliar with their destinations, may have concerns regarding the safety and security of their bags at those destinations, whereas passengers that are familiar with their destinations may have more comfort regarding their luggage.  Although the decision making process of passengers may include the cost of checked baggage fees charged by the airlines and the added cost of our luggage wrap product, we anticipate that international passengers are more likely to be users of our luggage wrap product.

Most worldwide luggage wrap services are offered in international departure terminals where they are visible and accessible to the passengers.  Not all airport management personnel are willing to provide valuable floor space in often overcrowded departure areas.  These airports resist having a luggage wrap service or, when approving a luggage wrap service, only have a willingness to provide a space for luggage wrap at an out of the way location, with limited visibility or easy access for passengers.  We believe that establishing a successful luggage wrap service in airports requires visible locations with easy access for departing passengers.  We believe that passengers will purchase our luggage wrapping product for the “peace of mind” associated with protecting and securing their luggage.

We will hire, train and supervise the various personnel to operate the luggage wrapping machines.

We may not be able to commence our operations as soon as anticipated, because we may not be able to obtain the required approval from the appropriate airport personnel or our inability to locate and hire appropriate personnel to operate our bag wrap machines.  Additionally, our operations may be delayed or interrupted because of strikes, acts of terrorism, natural events such as earthquakes, tornadoes, hurricane, flood, snow, governmental action or inaction, or unavailability of equipment and supplies.  Many of these events will not be within our control.

James Westmacott, our Manager of Marketing and Development, is currently negotiating with appropriate personnel at Vancouver International Airport, British Columbia regarding offering the luggage wrap services at that airport.   Mr. Westmacott served as a Customer Service Manager with Cathay Pacfiic Airlines at Vancouver International Airport for many years.  During his relationship as that Customer Service Manager, Mr. Westmacott developed relationships with various personnel at that airport.  We believe that some of those personnel may be able to assist us with our negotiations at that airport in connection with establishing our luggage wrap operations at that airport.  Accordingly, we believe that Mr. Westmacott’s relationships with those personnel provides us with an advantage in connection with negotiating a luggage wrap situation at that airport.  We anticipate that we should have a decision from Vancouver International Airport regarding our luggage wrap services no later than August 31 , 2010.  If we receive approval from Vancouver International Airport personnel to commence our luggage wrap services at that airport no later than August 31 , 2010, we anticipate that we shall commence operations at that airport no later than September 30, 2010.  Accordingly, we anticipate we should begin generating revenues from our operations at that airport no later than October 31 , 2010.

We cannot provide any guarantee or assurance, however, that we will receive a favorable decision from Vancouver International Airport regarding our luggage wrap services and, if we do receive such a decision, the date upon which we will commence operations at that airport.

We anticipate that after we establish operations at Vancouver International Airport, if at all, we will approach the appropriate personnel at Seattle-Tacoma International Airport, Toronto International Airport, Los Angeles International Airport, Hartsfield (Atlanta) International Airport, O’Hare (Chicago) International Airport, and San Francisco International Airport to offer our luggage wrap services.  We believe that we should have operations at one airport, anticipated to be Vancouver International Airport, before we attempt to establish operations at other airports, so that we may demonstrate to those other airports that we are able to operate luggage wrapping facilities effectively.  To the extent we can demonstrate to other airports that we have effective luggage wrapping operations at an airport, we should be able to overcome any doubt with the various personnel at those other airports regarding our ability to operate luggage wrapping businesses effectively.

We anticipate commencing operations at Toronto International Airport in January 2011 ; Seattle Tacoma International Airport in March 2011; Los Angeles International Airport in June 2011; San Francisco International Airport in August 2011; O’Hare (Chicago) International Airport in October 2011; and Hartsfield (Atlanta) International Airport in December 2011.  We anticipate that it may cost as much as $132,000 to commence operations at each such airport; provided, however, in the event we do not have the funds to commence operations at any such airport, we will not commence operations at that airport until we have the necessary funds.

Upon completion of our sales and marketing efforts at the airports (conducted by Mr. Westmacott) at which we intend to offer our bag products and based upon our assessment when, if at all, the appropriate regulatory personnel at those airports will consent to negotiating a contract with us or, alternatively, allowing us to begin the process of submitting requests for proposals (RFPs), we will determine whether an RFP or contract may require terms and conditions, including the number of machines and space allocation that we determine may not be in our best interests, in which event we may disregard that airport and decide to pursue operations at other North America airports.

Satel – 95 Ltd.

We have entered into a relationship with Satel-95 Ltd., a bag wrap equipment manufacturer located in Sofia Bulgaria (“Satel”).  There is no written agreement regarding that relationship and the term of that relationship will continue indefinitely until either party to that relationship desires to terminate that relationship.  Pursuant to the terms of that relationship, Satel will provide us with the machines and related equipment to apply our luggage wrap material, in exchange for 50% of the operating profit from our luggage wrap business.  We will use the machinery and equipment furnished by Satel to operate our luggage wrap business.  Accordingly, after the payment of all related costs and expenses, which include airport concession fees, personnel fees, and product expenses, operating profit from our luggage wrap business will be allocated 50% to us and 50% to Satel, as compensation to Satel for the use of its luggage wrap machines.

We cannot provide any guarantee or assurance regarding the term of our relationship with Satel.  We anticipate in the event of the termination of that relationship, we may purchase luggage wrapping machines and equipment from Satel.  In the event that relationship terminates and we cannot purchase luggage wrap machinery or equipment from Satel, we believe that we will be able to purchase similar machinery and equipment from other manufacturers to operate our luggage wrap business.

Model BW-400 Luggage Wrapping Machine

The BW-400 wrapping machine is easy to operate and simple to maintain.  The BW-400 wrapping machine uses micro electric controls, sensors, and electric drives provided by companies including Siemens Electric, Schneider Electric, Tellmachanitue and Moeller and operated with controls provided by Elmark.  The wrapping speed of the BW-400 wrapping machine is 2 bags per minute.

The BW-400 wrapping machine accommodates a maximum luggage weight of 110 lbs, with a maximum size of 51 inches high by 51 inches wide.  The BW-400 wrapping machine has the capacity to wrap almost any size of luggage in one, easy step and has fully automatic wrapping capabilities, with up and down plastic movement to complete the wrap process without repositioning the luggage.  The BW-400 wrapping machine allows for pre-selection of automatic settings to adjust the number of layers and the pre-stretch of the plastic material applied to the luggage.

The plastic used in the BW-400 wrapping machine is completely recyclable.  The BW-400 wrapping machine uses the standard size of plastic material, which is 50 centimeters in width, 23 microns in thickness, 150 meters long.  One roll of plastic can wrap approximately 200 bags, depending on the size and construction of the bag.  The standard size of the plastic roll used by the BW-400 wrapping machine is, generally, available from local suppliers.  Depending on the size of the luggage, normally it takes approximately one minute to wrap a bag, as the operator must load the bag, activate the wrap function, unload the bag, and expose the wheels and the handles of the bag.  The actual wrapping time is approximately 30 seconds.

The BW-400 wrapping machine is quite satisfactory for our purposes.

Competitors of our Luggage Wrap Business

Currently, the luggage wrap market is serviced by a number of companies, some of which may only operate at one or two airports and a number of which may operate at multiple airports in different regions in the world.  Those companies include Secure Wrap, which, according to its website, has operated exclusively at Miami International Airport since 2001 and, currently, services 53 airports in 16 countries around the world.  Luggage wrap services are also provided in various regions of the world by other international companies, including, but not limited to, True Star Group, which, according to its website, provides wrap services at 25 airports in 10 countries, and SIBA Group, which, according to its website, provides wrap services at 17 airports in 4 countries.  Those competitors are well established in the luggage wrap business.

The wrap luggage wrap equipment that we will use is similar to the equipment currently used by our competitors.  We intend to be competitive based upon our price (which we believe is less than our competitors) and Mr. Westmacott’s relationships with various airport personnel.

Manufacturers of Other Luggage Wrap Machines

There are a number of other companies that manufacture rotating bag wrap machines, including OrionPP, VEKS, Xutian Pack and Shandong Simolian Machinery.  Additionally, a number of companies offer a similar type of rotating machine that are used in the industrial packing industry.  These industrial machines are generally intended to secure goods located on pallets, but some of these machines can be modified to wrap luggage.

Any business that desires to establish a luggage wrap service can easily locate these manufacturers and purchase luggage wrap machinery.  Alternatively, any such business may decide to enter into an agency or franchise or other form of joint participation relationship with one or more of our competitors, with the intent of starting a luggage wrap service at any airport at which we intend to commence operations.

Intellectual Properties

We, currently, do not own any intellectual properties, patents, trademarks or any exclusive rights to technologies at this time.

Capital Requirements

We expect income from our bag wrap sales to increase slowly, as our brand gains recognition.  However, to launch our business at airport departure terminals, it will take as much as an estimated $20,000 to 30,000 per airport.  These funds will be spent on sales and marketing expenses at each airport.  Additionally, we intend to establish our bag wrap business at Vancouver International Airport, Seattle-Tacoma International Airport, Toronto International Airport, Los Angeles International Airport, San Francisco International Airport, Hartsfield (Atlanta) International Airport, and Chicago (O’Hare) International Airport.  We anticipate the first airport at which we will commence operations is Vancouver International Airport.  Accordingly, we anticipate that we will need an estimated $140,000 to $210,000 for sales and marketing of our luggage wrap products.  Additionally, there may be additional costs associated with commencing operations at each airport; for example, license fees, sales taxes, insurance costs, business license fees, costs of recruiting personnel, storage facilities, etc.

Franchise Restrictions

We have not entered into any franchise agreements or other contracts that have given, or could result in, obligations or concessions.

State Regulations

We will register with each state or airport, as required by law, at which we intend to offer our luggage wrap products.  Those requirements will vary from location to location and may include the necessity to qualify as follows:

●	Physical location
●	Specific facilities and equipment for business
●	Signage that is visible from street
●	Hours of operations posted on front entrance
●	Bond/Insurance per location
●	Proof of ownership of locations or extended leases for locations.
●	Full executed, notarized application for each location

Federal Regulations

Airlines are subject to extensive, regulatory and legal requirements that involve significant compliance.  In the last several years, Congress has passed laws, and the U.S. Department of Transportation, the Transportation Security Administration (“TSA”), and the Federal Aviation Administration had issued regulations relating to the operation of airlines.  For example, regulations have been issued regarding security measures.  For example, the Aviation and Transportation Security Act, which became law in November 2001, mandates the federalization of certain airport security procedures and imposes additional security requirements on airports and airlines, including luggage screening and inspection.  As a result of those regulations, it is possible that the TSA or the airlines might enact regulations or interpret existing regulations in such a manner that we would be required to follow certain procedures that could reduce or eliminate the demand for our luggage wrap products, which could negatively affect our results of operation and our profitability.  Presently, there are no approvals of any agency required to operate our bag wrap business at those locations at which we intend to operate.  Additionally, our employees do not have to be pre-approved by the TSA for us to conduct our luggage wrap operations.

Internet Regulations

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, regarding issues such as user privacy, pricing, and characteristics and quality of products and services.  Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business using the Internet, including us.  The adoption of any such laws or regulations may decrease the growth of commerce on the Internet, increase our cost of doing business, or otherwise have a harmful effect on our business.

To date, governmental regulations have not materially restricted our use or expansion of the Internet; however, the legal and regulatory environment that pertains to the Internet is uncertain and may change.  New laws may relate to issues that include:

●	Sales and other taxes;
●	User privacy;
●	Characteristics and quality of products and services;
●	Consumer protection;
●	Libel and defamation;
●	Copyright, trademark, and patent infringement; and
●	Other claims based on the nature and content of Internet materials.

These new laws may impact our ability to market our products and services in accordance with our business plan.

Compliance with Environmental Laws

We are not aware of any environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future, that relate specifically to our business.

Certain Relationships and Related Transactions

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any director, executive officer, shareholder of the Company or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

During our fiscal year ending December 31, 2008, Donald G. Bauer, our President, Chief Executive Officer, Principal Accounting Officer, Principal Financial Officer, and a member of our Board of Directors and our majority shareholder advanced us $665 for operations, which does not accrue interest and there are no specific terms of repayment regarding that amount.  During our fiscal year period ending December 31, 2009, Mr. Bauer advanced us $937 for operations, which amount does not accrue interest and there are no specific terms of repayment regarding that amount.

In March 2009, we borrowed $10,000 from Secure Luggage Systems, Inc., an Alberta corporation, pursuant to the provisions of a convertible promissory note.  The loan accrued interest at 10% per annum and is due and payable on demand.  As of August 6, 2009, accrued interest on that loan totaled $416.  On August 6, 2009, we repaid that loan, including the accrued interest.

On the date of that loan, Donald G. Bauer, was the President, a member of the Board of Directors and a shareholder of Secure Luggage Systems Inc., an Alberta corporation.  On April 28, 2009, Mr. Bauer resigned as the President and a director of Secure Luggage Systems Inc., an Alberta corporation.  Additionally, on April 28, 2009, Mr. Bauer transferred all of his shares of common stock of Secure Luggage Systems Inc., an Alberta corporation, to a trust for the benefit of Secure Luggage Systems Inc., an Alberta corporation.

On December 4, 2008, we issued to Donald G. Bauer, 1,000,000 shares of our common stock in exchange for his services to us, and those shares were valued at $.001 per share for a total of $1,000.

On January 15, 2009, we issued to Mr. Bauer 7,500,000 shares of our common stock in exchange for Mr. Bauer’s services to us, and those shares were valued at $.001 per share for a total of $7,500.

On February 27, 2009, we issued 7,185,000 shares of our common stock to Mr. Bauer in exchange for the payment by Mr. Bauer of the per share purchase price of $.001, for a total of $7,185, which was added to our capital.

During the year ended December 31, 2009, we were charged $48,000 in professional fees by Doane Investments, Inc., an Alberta registered company owned by Donald G. Bauer, our President, Chief Executive Officer, Principal Accounting Officer, Principal Financial Officer, and a member of our Board of Directors and our majority shareholder.

During those 3 months ended March 31, 2010, we were charged $24,000 in professional fees by Doane Investments, Inc., and Alberta Registered Company owned by Donald G. Bauer, our President, Chief Executive Officer, Principal Accounting Officer, Principal Financial Officer, and a member of our Board of Directors and our majority shareholder.

On February 9, 2010, Donald G. Bauer, our President, Chief Executive Officer, Principal Accounting Officer, Principal Financial Officer, and a member of our Board of Directors and our majority shareholder lent us $5,000.  This loan is unsecured and accrues no interest and has no specific terms of repayment and is due on demand.  We determined to impute 8% interest from the date of receiving that loan, which is based on the current cost of financing.  As of March 31, 2010, we imputed interest in the amount of $157 on that loan.

On April 27, 2010, Donald G. Bauer, our President, Chief Executive Officer, Principal Accounting Officer, Principal Financial Officer, and a member of our Board of Directors and our majority shareholder lent us $5,000.  This loan is unsecured and accrues no interest and has no specific terms of repayment and is due on demand.  We determined to impute 8% interest from the date of receiving that loan, which is based on the current cost of financing.

On or about June 30, 2009, we issued to Jack Kraus, our Treasurer and Secretary and a member of our Board of Directors, 100,000 shares of our common stock in exchange for his services to us, and those shares were valued at $.10 per share for a total of $10,000.

On June 29, 2009, we entered into a Consulting Services Agreement with James Westmacott, our Manager of Marketing and Development, doing business as Air Consult Associates.  The term of that agreement is one year and may be renewed for successive periods of one year each; provided, however, that agreement may be terminated by either party upon 30 days prior with notice.  Pursuant to the provisions of that agreement, Mr. Westmacott is responsible for our business development and marketing of our baggage and cargo security and protection systems and other products that may become available to us from time to time, in a manner that is consistent with our business and as directed by us.  On June 29, 2009, we issued to Mr. Westmacott 25,000 shares of our common stock.  A copy of that agreement is included in this registration statement as an exhibit.

On November 17, 2009, we entered into a Consulting Services Agreement with Mr. Westmacott, which is intended to amend the provisions of that Consulting Services Agreement which we entered into on June 29, 2009, with Mr. Westmacott.  The provisions of that amended agreement indicate that the term of that amended agreement shall be on a recurring basis of one year intervals for a continuous period until terminated by either party upon 30 days prior written notice.  A copy of that amended agreement is included in this registration statement as an exhibit.

Pursuant to the provisions of that amended agreement, from July 1, 2009, through and including the end of the month in which we receive a trading symbol for the OTCBB, we shall pay Mr. Westmacott per diem of $300 for services rendered; provided, however, such per diem shall not exceed $1,500 per calendar month.  Additionally, that per diem is payable in advance.

Pursuant to that amended agreement, from the first day of the month following our receipt of a trading symbol for the OTCBB, that per diem shall be increased to a minimum of $300 for services rendered; provided, however, the amount of that per diem may not exceed $5,000 per calendar month.

Additionally, pursuant to the provisions of that amended agreement, from the first day of the month upon which we receive our first order for our baggage security and protection system, the amount of that per diem shall be increased to a minimum of $375 for services rendered; provided, however, such amount shall not exceed $8,250 per calendar month.

The per diem payable to Mr. Westmacott is payable in cash and, in the event we do not have cash sufficient to pay that per diem, we will accrue the unpaid portion of that per diem as a liability.

Additionally, pursuant to the provisions of that amended agreement, on that date that trading in our common stock has commenced on the OTCBB, we shall issue to Mr. Westmacott 4,000 shares of our common stock each month during the remaining term of that agreement.  Those shares shall accrue for the benefit of Mr. Westmacott and be issued on a quarterly basis.

On August 24, 2009, we entered into a Consulting Services Agreement with Warren Turner, doing business as TurnerKey Consulting, pursuant to the provisions of which Mr. Turner will undertake research of software, programs, hardware, control systems, and similar technologies that he considers relevant to our business development and manufacturing and marketing of our baggage and cargo security and protection systems and other products as they become available to us from time to time in a manner that is consistent with our business and as directed by us.

Pursuant to the provisions of that agreement, we have agreed to pay Mr. Turner for that period beginning August 24, 2009 and continuing until August 31, 2009, per diem in the amount of $300; provided, however, that per diem will not succeed $750.  Additionally, pursuant to the provisions of that agreement, from September 1, 2009, and continuing thereafter during the term of that agreement, the amount of that per diem shall not exceed $1,500 per calendar month.

The term of that agreement is one year; provided, however, that term may be terminated by either party upon 30 days prior notice.   On May 10, 2010, that agreement was terminated.   A copy of that agreement is included in this registration statement as an exhibit.

On July 15, 2009, we signed an Agency Fee Agreement with AMF Services Inc., as a finder in connection with the offer and sale of shares of our common stock to 8 investors residing in Europe.  AMF Services Inc. is a British Virgin Island corporation.  In connection with the sale of those shares, we paid AMF Services Inc. a finder’s fee equal to 40% of the funds we received from the purchase of those shares by those investors.  The total amount of that finder’s fee is $56,000, which has been paid.  AMF Services Inc. did not effect securities transactions (i) for the accounts of U.S. persons or (ii) in the United States.  A copy of that Agency Fee Agreement is included as an exhibit in this registration statement.

We are not, directly or indirectly, affiliated with AMF Services Inc.  AMF Services Inc. is not a registered broker-dealer.  We paid that finder’s fee in connection with the services of AMF Services Inc. in connection with those purchasers of our common stock which resided in Europe.  Accordingly, AMF Services Inc. provided no broker-dealer services for us in the United States or in connection with our offer and sale of shares of our common stock to U.S. persons.

We anticipate that AMF Services Inc. will provide similar services to us in the future.  In no event, however, will AMF Services Inc. provide finder’s services for offers and sales of our common stock in the United States or to U.S. persons.

Shareholders

As of the filing of this registration statement, we have 48 shareholders of record.  We are registering 1,692,000 shares of our common stock held by 46 non-affiliated investors under the Securities Act of 1933 for sale by the selling shareholders named in this prospectus.  Additionally, our officers and directors hold 15,785,000 shares of our common stock, which are not registered for sale by this registration statement.

INDUSTRY ANALYSIS

Industry Overview

The air travel industry meets the challenge of moving millions of pieces of checked baggage and cargo every day. The industry is acknowledged for the many measures it takes to protect passengers and their baggage from becoming victims of criminal or harmful intent.

However, mishaps do occur and baggage is lost, damaged or pilfered for valuables.  Of concern, are incidents where checked baggage is used by airside personnel (those personnel working in areas of airports which are segregated from the general public and, accordingly, which areas are not accessible to passengers) to smuggle contraband, including drugs, money and weapons from airport to airport.  Unsuspecting passengers may be arrested and imprisoned in situations where the smugglers fail to retrieve the contraband prior to the bag being returned to its rightful owner.

The security of checked baggage and cargo continues to be recognized by the industry as a weak link in the air travel system.  The ease of breaching the security of locked bags is quickly accomplished and continues to be a problem in the industry.

Baggage volumes, combined with enhanced security regulations and an industry in need of increasing efficiencies, while reducing costs, are creating not only new problems, but, also, a business opportunity for us.

MARKET

We believe that our luggage wrap product is a simple, effective product which will significantly reduce fears related to the baggage protection and security.  We believe that our luggage wrap product will be easily accessible, inexpensive, and reliable.

Security and Bag Screening

Terrorist threats, thieves and smugglers continue to dictate the need for new security processes, to ensure the safety of the air travel industry.  Creating a safe travel environment within this high volume and complex industry involves multiple layers of security.

Governments, airport authorities, and air carriers have adopted extensive security measures to prevent harmful acts.  Airports have installed a wide variety of screening, inspection and control systems, with an emphasis on equipment that will detect illegal and harmful devices in baggage and on passengers.

The air travel industry is significantly more secure than at any time in history, by utilizing these state of the art technologies.

While security checks of passengers and their carry-on baggage have largely been successful, there are still significant risks associated with check-in baggage and cargo from the time it passes through check-in until it is collected at final destination.

Security measures create a controlled environment at departure gate areas to “maintain the integrity” of the inspection performed on passengers and their carry-on.   However, there remains ample opportunity to tamper with checked baggage after the bag inspection.

Video surveillance and other security measures have generally proven to be inadequate at “maintaining the integrity” of the bag inspection.  Baggage security continues to be a concern within the industry, as handling check-in items is an intensely manual operation.  According to the Wall Street Journal (August 12, 2008), airlines suggest that on average, each bag gets handled by approximately 10 workers during its journey.

The failure to maintain the integrity of the initial bag inspection, combined with the ease of tampering, the multiple handlings and sheer volume of check-in items, leaves the security of baggage vulnerable.  Checked baggage remains exposed to persons that may be intent on planting explosives, smuggling contraband or performing acts of theft.   A secure baggage handling system would ensure that checked bags are screened and, when screened, secure from tampering for the rest of their time in the baggage handling and transport system.

Human Factor a Security Issue

A significant security concern within any industry, including the air travel industry, is based on the human factor.  Security experts agree that after September 11, 2001, governments around the world opted for quick fixes, such as bigger and better screening devices, while neglecting the human factor.

The human factor dictates that security measures, including background checks, will not necessarily rule out the possibility of an individual harboring future intent.  Similarly, individuals without any harmful or criminal intent may be induced to act out of fear, because of bribery or threats aimed at themselves or their family members.

The number of workers, from couriers, caterers, airplane cleaning staff, baggage handlers, and others, that have access to secure or “sterile” airside areas of the world’s major airports is staggering.  The human factor is a significant security concern within the air travel industry.

Baggage Security - The Weak Link

In a shrinking world, air travel security is only as safe as the weakest link in the chain.  The security of checked baggage and cargo is recognized by the industry as one of the weakest links.  Gaps in baggage security must be addressed, as increased security measures in North America are needed to undermine any security weakness in airports around the world.

Bag tampering is relatively quick and simply performed, even on bags locked with TSA recommended locks.  The tampering methods are well known by many airside workers throughout the world.  Baggage tampering and other handling issues have a very high profile with the public.  When something goes wrong, the impact can be enormous, in terms of wrongly imprisoned travelers or baggage sitting on the tarmac. Baggage issues are well documented and continue to be an industry problem.

Pilfered baggage generally results in the passenger filing a claim, which adds to the airlines mishandled bag numbers and claims costs.  However, mishandled bag costs do not take into account the number of bags used to smuggle contraband from airport to airport.  As passengers are generally unaware that their luggage was used for this criminal activity no report is made.

Smuggling is a problem for all industry participants that police and secure the air travel industry.  We believe that it is wrong to distinguish between non-terrorist crime and terrorism, because a weakness in one security area shows a weakness in another.

RESEARCH AND DEVELOPMENT

We have not incurred any costs for research and development to date, and we have no plans to undertake any research and development activities during our first year of operation.

EMPLOYEES

We have no employees at the present time.  Our officers, directors and management consultants are responsible for all planning, developing and operational duties and will continue to do so throughout the early stages of our growth.  We have no intention of hiring employees until we have sufficient funds to do so.  Our officers, directors and management consultants are planning to do whatever work is required until we have those funds.  Human resource planning will be part of an ongoing process that will include regular evaluation of our operations.

OUR OFFICES

Description of Property

We do not own any property, real or otherwise.  Our executive offices are located in Phoenix, Arizona.  On December 4, 2008, we entered into a lease with Regus at a cost of $225 per month, plus expenses. Pursuant to that lease, we shall have access to those facilities at that location as we may need from time to time.  We are not, directly or indirectly, affiliated with Regus.  The lease expires on July 31, 2010; provided, however, the lease shall renew automatically for successive periods of one year, unless, at least 90 days prior to the date of expiration of that lease, we provide Regus written notice of our desire to not renew the lease.   Those offices serve as our main operating facility.

We believe our current premises are adequate for our current operations.  We anticipate that we will require additional premises in the foreseeable future.  We do not invest in real estate, mortgages, nor do we invest in securities of, or interests in, persons primarily engaged in real estate activities.

Facilities – Internet

We have budgeted to have a website, www.secureluggage.com created, maintained and hosted, and we are in the process of developing that website.  We intend our website to serve as an integral component of our operations to disseminate information regarding us and our services to be public, as those services become available.  We have budgeted approximately $8,500 to develop our brand and website and we have budgeted $3,000 per year to maintain our website.  As our business increases, it may be necessary to spend more than $3,000 per year to maintain our website.

EXECUTIVE COMPENSATION

The following is a summary of the compensation we paid to persons who served as our chief executive officer and chief financial officer during the year ended December 31, 2008, and fiscal year ended December 31, 2009.  No person received compensation in excess of $100,000 for any of the periods listed below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Donald G. Bauer, Chief Executive Officer	2008 2009	-0- -0-	-0- -0-	1,000(1)(5) 7,500(2)(5)	-0- -0-	-0- -0-	-0- -0-	-0- -0-	1,000 7,500

Jack Kraus, Chief Financial Officer	2009	-0-	-0-	10,000(3)(5)	-0-	-0-	-0-	-0-	10,000

James Westmacott, Manager of Marketing and Business Development Manager	2009	-0-	-0-	2,500(4)(6)	-0-	-0-	-0-	9,000(7)	11,500

(1) 1,000,000 shares of our common stock, valued at $.001 per share
(2) 7,500,000 shares of our common stock, valued at $.001 per share
(3) 100,000 shares of our common stock, valued at $.10 per share
(4) 25,000 shares of our common stock, valued at $.10 per share
(5) One time compensation
(6) Mr. Westmacott, pursuant to the provisions of the amended Consulting Services Agreement with us, on that date that trading in our common stock has commenced on the OTCBB, shall receive 4,000 shares of our common stock each month during the remaining term of that agreement.  We entered into that agreement with Mr. Westmacott on November 17, 2009, and the provisions of that amended agreement indicate that the term of that amended agreement shall be on a recurring basis of 1 year intervals for a continuous period until terminated by other party upon 30 days prior with notice.
(7)  Monthly per diem in the amount of $1,500 per month, beginning July 1, 2009.

Compensation Discussion and Analysis

We do not have any employment agreements, written or verbal, with our executive officers.

We intend to provide our named executive officers (as defined in Item 402 of Regulation S-K) with a competitive base salary that is in line with their roles and responsibilities, when compared to peer companies of comparable size in similar locations.

The base salary will be established and reviewed based on responsibilities, the experience and tenure of the individual and the current and potential contributions of the individual.  The base salary will be compared to the list of similar positions within comparable peer companies, and consideration will be given to the individual’s relative experience in his or her position.  Base salaries will be reviewed periodically and at the time of promotion or other changes in responsibilities.

We plan to implement a comprehensive compensation program, which will take into account other elements of compensation, including, without limitation, short and long term compensation, cash and non-cash, and other equity-based compensation, such as stock options.  We expect that this compensation program will be comparable to the programs of our peer companies and aimed to retain and attract talented individuals.

We have no compensation committee.

Additional Narrative Disclosure

We have no plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement, including, but not limited to, tax qualified defined benefit plans, supplemental executive retirement plans, tax qualified defined contribution plans and non-qualified defined contribution plans.

There are no contracts, agreements, plans or arrangements, whether written or oral, that provide for payment to a named executive officer at, following, or in connection with the resignation, retirement or other termination of a named executive officer or a change in control of the Company or a change in the executive officer’s responsibilities following a change in control, with respect to each named executive officer.

No compensation to Directors.

No director has received any cash or other compensation for serving as a director, and we do not plan to pay any cash or other compensation to any person for serving as a director.  Our directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with our business.  Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

LEGAL MATTERS

An opinion regarding the validity of the issuance of the shares of our common stock offered hereby will be provided for us by Stepp Law Corporation, 15707 Rockfield Boulevard, Suite 101, Irvine, California 92618-2870.  A copy of the correspondence pursuant to which Stepp Law Corporation provides that opinion is included in this registration statement as an exhibit.

EXPERTS

The financial statements of the Company as of December 31, 2008, and December 31, 2009, included in this prospectus have been audited by Chisholm, Bierwolf, Nilson & Morrill, LLC, an independent registered public accounting firm, and have been so included in reliance upon the report of Chisholm, Bierwolf, Nilson & Morrill, LLC, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering.  This prospectus does not contain all the information included in the registration statement.  For further information about us and the shares of our common stock to be sold in this offering, please refer to this registration statement.

As of the date of this prospectus, we became subject to the informational requirements of the Securities Exchange Act of 1934, as amended.  Accordingly, we will file annual, quarterly and special reports and other information with the SEC.  You may read and copy and document we file at the SEC’s public reference room at 100 F Street, N. E., Washington, D.C. 20549.  You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  Our SEC filings will also be available to the public at the SEC’s website at http://www.sec.gov.

SECURE LUGGAGE SOLUTIONS INC.
March 31, 2010

Index to Financial Statements

Secure Luggage Solutions Inc.

(A Development Stage Company)
Unaudited Financial Statements
March 31, 2010

Secure Luggage Solutions Inc.
(A Development Stage Company)
Balance Sheets
	March 31,	December 31,
	2010	2009
	(Unaudited)
ASSETS

CURRENT ASSETS

Cash and Cash Equivalents	$2,427	$5,626
Prepaid Expense	11,100	13,725

Total Current Assets	13,527	19,351

Total Assets	$13,527	$19,351

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES

Accounts Payable and Accrued Liabilities	$49,356	$27,314
Related Party Payables	4,220	937
Shareholder Loan	10,000	5,000

Total Current Liabilities	63,576	33,251

Total Liabilities	63,576	33,251

STOCKHOLDERS' (DEFICIT)

Common Stock, 25,000,000 Shares Authorized with Par Value $0.001,	17,477	17,477
17,477,000 Shares Issued and Outstanding, respectively
Additional Paid in Capital	121,565	121,408
Deficit Accumulated during the Development Stage	(189,091)	(152,785)

Total Stockholders' (Deficit)	(50,049)	(13,900)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFFICIT)
	$13,527	$19,351

The accompanying notes are an integral part of these financial statements

Secure Luggage Solutions Inc.
(A Development Stage Company)
Statements of Operations
(Unaudited)
			Cumulative Amounts
	For the		From Beginning of
	Three Months Ended		Development Stage
	March 31,		(December 4, 2008) to
	2010	2009	March 31, 2010

REVENUES	$-	-	$-

OPERATING EXPENSES

Professional Fees	32,068	7,500	163,178
G & A Expenses	4,081	1,530	25,340

Total Operating Expenses	36,149	9,030	188,518

LOSS FROM OPERATION AND BEFORE	(36,149)	(9,030)	(188,518)
OTHER INCOME ( EXPENSE )

OTHER INCOME ( EXPENSE )

Interest Expenses	(157)	(68)	(573)

LOSS FROM OPERATION BEFORE
INCOME TAX	(36,306)	(9,098)	(189,091)

Provision for Income Taxes	-	-	-

NET LOSS	$(36,306)	$(9,098)	$(189,091)

NET LOSS PER SHARE-BASIC AND DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING - BASIC AND DILUTED	17,477,000	9,804,667

The accompanying notes are an integral part of these financial statements

Secure Luggage Solutions Inc.
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)
			Cumulative Amounts
	For the		From Beginning of
	Three Months Ended		Development Stage
	March 31,		(December 4, 2008) to
	2010	2009	March 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss	$(36,306)	$(9,098)	$(189,091)
Adjustments to Reconcile Net Loss to Net Cash Used
by Operating Activities:
Shares Issued for Services	-	7,500	21,000
Interest Imputed for Non-interest Bearing Loans	157	-	157
Changes in Assets and Liabilities:
Prepaid Expenses	2,625	(9,775)	$(11,100)
Accounts Payable and Other Liabilities	22,042	(642)	49,356
Due to Related Party	3,283	1,305	4,220
Accrued Interest	-	68	-

Net Cash Used by Operating Activities	(8,199)	(10,642)	(125,458)

CASH FLOWS FROM INVESTING ACTIVITIES:

Net Cash Used by Investing Activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Changes in Financing Activities
Share issued for cash	-	7,185	173,885
Share issued cost	-	-	(56,000)
Proceeds from Shareholder loan	5,000	-	10,000
Proceeds from promissory note payable	-	10,000	10,000
Repayment on promissory note payable	-	-	(10,000)

Net Cash Provided by Financing Activities	5,000	17,185	127,885

NET CHANGE IN CASH AND CASH	(3,199)	6,543	2,427
EQUIVALENTS
CASH AND CASH EQUIVALENTS AT	5,626	-	-
BEGINNING OF PERIOD

CASH AND CASH EQUIVALENTS AT END
OF PERIOD	$2,427	$6,543	$2,427

SUPPLEMENTAL DISCLOSURES
Cash Paid for:
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

Non-Cash Transactions:
Share Issued for Services	$-	$7,500	$21,000

The accompanying notes are an integral part of these financial statements

Secure Luggage Solutions Inc.
(A Development Stage Company)
Condensed Notes to Financial Statements
March 31, 2010

1.             BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, stockholders’ deficit or cash flows. It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.  The unaudited interim financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K, which contains the audited financial statements and notes thereto, together with the Management’s Discussion and Analysis, for the year ended December 31, 2009. The interim results for the period ended March 31, 2010 are not necessarily indicative of the results for the full fiscal year.

2.             NATURE OF BUSINESS

The accompanying financial statements represent the accounts of Secure Luggage Solutions Inc., incorporated in the State of Delaware on December 4, 2008. The Company is in a development stage and is in the business of luggage wrap, whereby a plastic covering is applied by a machine that rotates the luggage while applying multiple layers of stretchable plastic film around the luggage.  The Company will be offering its luggage wrap product at pre check-in areas of airports to passengers that choose to utilize luggage wrap.

3.             GOING CONCERN

These financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenues since inception, and further significant losses are expected to be incurred in its development stage. As shown in the accompanying unaudited financial statements, the Company incurred a net loss of $36,306 during the three months period ended March 31, 2010. In addition, the Company’s current liabilities exceeded its current assets by $50,049 at March 31, 2010. The Company will depend almost exclusively on outside capital through the issuance of common shares, and advances or loans from related parties to finance ongoing operating losses. The ability of the Company to continue as a going concern is dependent on raising additional capital and ultimately on generating future profitable operations. There can be no assurance that the Company will be able to raise the necessary funds when needed to finance its ongoing costs. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The accompanying financial statements do not include any adjustments relative to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty. As of March 31, 2010 and December 31, 2009, the Company had cash and cash equivalents of $2,427 and $5,626, respectively.

The Company will require additional funding during the next twelve months to finance the growth of its current operations and achieve its strategic objectives. Management is actively pursuing additional sources of financing sufficient to generate enough cash flow to fund its operations through 2010 and 2011. However management cannot make any assurances that such financing will be secured.

4.             INCOME TAXES

The Financial Accounting Standards Board (FASB) has issued FASB ASC 740-10 (Prior authoritative literature: Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 (FIN 48)).  FASB ASC 740-10 clarifies the accounting for uncertainty in income taxes

Secure Luggage Solutions Inc.
(A Development Stage Company)
Condensed Notes to Financial Statements
March 31, 2010

4.             INCOME TAXES (Cont’d…)

recognized in an enterprise's financial statements in accordance with prior literature FASB Statement No. 109, Accounting for Income Taxes.  This standard requires a company to determine whether it is more likely than not that a tax position will be sustained will be sustained upon examination based upon the technical merits of the position.  If the more-likely-than- not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.  As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FASB ASC 740-10.  Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Deferred tax assets and the valuation account are as follows:

	Quarter Ended	Year Ended
	March 31	December 31
	2010	2009
Deferred tax Asset:
Net operating loss carryforward	$130,526	$118,000
Valuation allowance	(130,526)	(11800)
	$-	$-

The components of income tax expense are as follows:

	Quarter Ended	Year Ended
	March 31	December 31
	2010	2009

Current Federal tax	$-	$-
Current State tax	-	-
Change in NOL benefit	(12,526)	(3,100)
Change in valuation allowance	12,526	3,100
	$-	$-

The Company has adopted FASB ASC 740-10 to account for income taxes. The Company currently has no issues creating timing differences that would mandate deferred tax expense. Net operating losses would create possible tax assets in future years. Due to the uncertainty of the utilization of net operating loss carry forwards, an evaluation allowance has been made to the extent of any tax benefit that net operating losses may generate.  A provision for income taxes has not been made due to net operating loss carry-forwards of $189,000 and $153,000 as of March 31, 2010 and December 31, 2009, respectively, which may be offset against future taxable income through 2030. No tax benefit has been reported in the financial statements.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

Secure Luggage Solutions Inc.
(A Development Stage Company)
Condensed Notes to Financial Statements
March 31, 2010

4.           INCOME TAXES (Cont’d…)

	For the Quarter Ended	For the Year Ended
	March 31	December 31
	2010	2009

Beginning Balance	$-	$-

Addition based on tax positions related to current year	-	-

Addition for tax positions of prior years	-	-

Reductions for tax positions of prior years	-	-

Deductions in benefit due to income tax expense	-	-

Ending Balance	$-	$-

The Company did not have any tax positions for which it is reasonably possible that the total amount of unrecognized tax benefits will significantly increase or decrease within the next 12 months.

The Company includes interest and penalties arising from the underpayment of income taxes in the consolidated statements of operations in the provision for income taxes.  As of March 31, 2010 and December 31, 2009, the Company had no accrued interest or penalties related to uncertain tax positions.

5.             BASIC AND DILUTED NET LOSS PER SHARE

The Company computes net loss per share in accordance with ASC subtopic 260-10, Earnings per Share, which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerators) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible note using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive. The Company had no common stock equivalents outstanding at March 31, 2010 and December 31, 2009.

	Three Months Ended	Three Months Ended
Basic & Diluted Loss Per Share Computation	March 31, 2010	March 31, 2009
	(Unaudited)	(Unaudited)

(Loss) available to common stockholders	$(36,306)	$(9,098)
Weighted-average share used to compute:	17,477,000	9,804,667
Basic & Diluted loss per common share	$(0.00)	$(0.00)

Secure Luggage Solutions Inc.
(A Development Stage Company)
Condensed Notes to Financial Statements
March 31, 2010

6.             CONVERTIBLE NOTE PAYABLE

During March, 2009, the Company received $10,000 from Secure Luggage Systems, Inc. pursuant to a convertible note payable. The note bears interest at 10% per annum, and is due on demand. The note holder has the right, at the sole discretion of the holder, to convert the principal and accrued interest on the note, in whole or in part, into shares of the Company’s common stock at a price of $0.01 per share, such shares to be adjusted pro-rata with all other shareholders, for any changes in the capital structure of the issuer. On August 6, 2009, the Company paid back the $10,000 of principal and $416 of accrued interest to Secure Luggage System, Inc. on demand.

The Company has adopted Emerging Issues Task Force (EITF) Issue ASC470-20, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, and EITF Issue ASC470-20, “Application of EITF Issue ASC470-20 to Certain Convertible Instruments.” The Company incurred debt whereby the convertible feature of the debt provides for a rate of conversion based upon the closing market value of the common stock on the last trading day prior to the date upon which the note holder provides written notice. This would result in a conversion price greater than or equal to the stock price, resulting in no beneficial conversion feature.

7.             RELATED PARTY TRANSACTIONS

Related party transactions are in the normal course of operations, occurring on terms and conditions that are similar to those of transactions with unrelated parties and, therefore, are measured at the exchange amount.

During the three months period ended March 31, 2010, the Company was charged $24,000 professional fees by a Company owned by the President and CEO of the Company.

The President and CEO of the Company advanced funds to the Company for operating expenses. The amounts are $4,220 and $937 as of March 31, 2010 and December 31, 2009, respectively. The amounts due to related parties are non-interest bearing and have no specific terms of repayment. The advances and repayments during 2010 and 2009 are listed below:

December 31, 2008 Balance	$665
Advances	5,857
Repayments	(5,585)
December 31, 2009 Balance	$937
Advances	3,283
Repayments	-
March 31, 2010 Balance (Unaudited)	$4,220

The Company received a short term loan of $5,000 and $5,000 on December 29, 2009 and February 9, 2010, respectively from the President and CEO of the Company for operations. These loans are unsecured, non-interest bearing and have no specific terms of repayment and are due on demand. The Company determined to impute 8% interest from the receiving date of the loans, which are based on the financing cost in the current market. As of March 31, 2010 and December 31, 2009, the Company imputed loan interest of $157 and $0, respectively.

Secure Luggage Solutions Inc.
(A Development Stage Company)
Condensed Notes to Financial Statements
March 31, 2010

8.             COMMITMENTS

Consulting Service Agreements

The Company entered into a consulting services agreement with James Westmacott, dba Air Associates, a Washington Company on June 29, 2009, effective from July 1, 2009 on a recurring basis of one year intervals for a continuous period until terminated by either party. The Company agreed to issue 25,000 shares of common stock valued at $0.10 per share or $2,500 as a signing bonus. The Company also agreed to make $100 per diem for services rendered, not to exceed a total payment of $1,500 per month, payable in advance from commencement date through to the end of the month in which date the Company achieves a listing for trading in the Company’s shares on a United States Public Market. The Company agreed to pay a per diem of $250 for services rendered, not to exceed a total payment of $5,000 per month from the 1st day of the month following receipt of a listing for trading in the Company’s shares on a United States Public Market. The Company agreed to pay $375 per diem for services rendered from the 1st day of the month following the commissioning of the first bag/cargo security and protection system under contract, not to exceed a total payment of $8,250 per month. Upon completion of the trading of Company’s stock, the Company agreed to provide additional monthly payments of 4,000 common shares and be issued on a quarterly basis consistent with the company’s quarterly reporting and filings. The monthly payment of shares shall cease and any shares accrued will be issued and reported in the next quarterly filings in the event of cancelation of the agreement.

On November 17, 2009, the consulting agreement dated June 29, 2009, was amended wherein the Company agreed to make $300 per diem for services rendered, not to exceed a total payment of $1,500 per month, payable in advance from commencement date through to the end of the month in which date the Company achieves a listing for trading in the Company’s shares on a United States Public Market. In addition, the Company agreed to pay a per diem of $300 for services rendered, not to exceed a total payment of $5,000 per month from the 1st day of the month following receipt of a listing for trading in the Company’s shares on a United States Public Market. All other terms and conditions remain the same. As of March 31, 2010, the Company issued 25,000 shares of common stock valued at $2,500 and paid service fees totaling $13,500.

The Company entered into a consulting services agreement with Warren Turner, TurnerKey Consulting, an Alberta Company on August 24, 2009, effective from the date of signing the agreement, on a recurring basis of one year intervals for a continuous period until terminated by either party. The consultant shall undertake research of similar technologies and consider as relevant to the business development, manufacturing and marketing of the Company’s products, consistent with the business plan of the Company and as directed by the Company. The Company agreed to make $300 per diem for services rendered, not to exceed a total payment of $750 as a total payment from period beginning August 24, 2009 through to August 31, 2009. The Company also agreed to make payment for services rendered at $300 per diem, not to exceed a total payment of $1,500 per calendar month for the duration of the agreement. As of March 31, 2009, the Company paid a total of $750 for the service.

Consultant Agreement

On December 22, 2009 the Company entered into a consultant agreement with Moody Capital, LLC and its affiliate Moody Capital Solutions, Inc. (“Moody”) a broker dealer registered with the Securities and Exchange Commission (“SEC”) and a member in good standing of the Financial Industry Regulatory Authority, Inc., to serve as a consultant to the Company in assisting the Company in attaining a US OTC Bulletin Board listing. The initial terms of the engagement shall be for 120 days on a non-exclusive basis from the date of this agreement. In connection with the services to be provided, upon execution of the agreement, the Company shall pay Moody $3,500 and upon receipt of the FINRA letter authorizing the US OTCBB listing of the Company, the Company shall pay the sum of $3,500 and 45,000 shares of restricted common stock of the Company. As of March 31, 2010, the Company paid $3,500 to Moody and amortized $2,625 to consulting fees pursuant to the agreement.

Secure Luggage Solutions Inc.
(A Development Stage Company)
Condensed Notes to Financial Statements
March 31, 2010

9.             SUBSEQUENT EVENT

On April 27, the Company received a short term loan of $5,000 from the President and CEO of the Company for operations. This loan is unsecured, non-interest bearing and have no specific terms of repayment and is due on demand. The Company determined to impute 8% interest from the receiving date of the loan, which is based on the financing cost in the current market.

On May 10, 2010, the consulting services agreement with Warrant Turner, TurnerKey Consulting, an Alberta Company has been cancelled. The agreement was originally agreed to on August 24, 2009.

Secured Luggage Solutions Inc. has evaluated subsequent events for the period March 31, 2010 through the date the financial statements were issued, and concluded there were no other events or transactions occurring during this period that required recognition or disclosure in its financial statements.

SECURE LUGGAGE SOLUTIONS INC.
December 31, 2009

Secure Luggage Solutions Inc.
(A Development Stage Company)
Financial Statements
(Expressed in US dollars)
December 31, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Shareholders
Secure Luggage Solutions, Inc.
Phoenix, Arizona

We have audited the accompanying balance sheets of Secure Luggage Solutions, Inc. as of December 31, 2009 and 2008, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Secure Luggage Solutions, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has a working capital deficit, has incurred losses from operations since inception, and has no sales, all of which raise substantial doubt about its ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Chisholm, Bierwolf, Nilson & Morrill, LLC
Bountiful, Utah
March 24, 2010

Secure Luggage Solutions Inc.
(A Development Stage Company)
Balance Sheets
	December 31,	December 31,
	2009	2008

ASSETS

CURRENT ASSETS

Cash and Cash Equivalents	$5,626	$-
Prepaid Expense	13,725	225

Total Current Assets	19,351	225

Total Assets	$19,351	$225

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES

Accounts Payable and Accrued Liabilities	$27,314	$642
Related Party Payables	937	665
Shareholder Loan	5,000	-

Total Current Liabilities	33,251	1,307

Total Liabilities	33,251	1,307

STOCKHOLDERS' (DEFICIT)

Common Stock, 25,000,000 Shares Authorized with Par Value $0.001, 17,477,000 and 1,000,000 Shares Issued and Outstanding, respectively	17,477	1,000
Additional Paid in Capital	121,408	-
Deficit Accumulated during the Development Stage	(152,785)	(2,082)

Total Stockholders' (Deficit)	(13,900)	(1,082)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFFICIT)
	$19,351	$225

The accompanying notes are an integral part of these financial statements

Secure Luggage Solutions Inc.
(A Development Stage Company)
Statements of Operations

			Cumulative Amounts
	For the		From Beginning of
	Year Ended		Development Stage
	December 31,		(December 4, 2008) to
	2009	2008	December 31, 2009

REVENUES	$-	-	$-

OPERATING EXPENSES

Professional Fees	130,110	1,000	131,110
G & A Expenses	20,177	1,082	21,259

Total Operating Expenses	150,287	2,082	152,369

LOSS FROM OPERATION AND BEFORE OTHER INCOME ( EXPENSE )	(150,287)	(2,082)	(152,369)

OTHER INCOME ( EXPENSE )

Interest Expenses	(416)	-	(416)

LOSS FROM OPERATION BEFORE INCOME TAX	(150,703)	(2,082)	(152,785)

Provision for Income Taxes	-	-	-

NET LOSS	$(150,703)	$(2,082)	$(152,785)

NET LOSS PER SHARE-BASIC AND DILUTED	$(0.01)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	14,917,296	1,000,000

The accompanying notes are an integral part of these financial statements

Secure Luggage Solutions Inc.
(A Development Stage Company)
Statements of Cash Flows

			Cumulative Amounts
	For the		From Beginning of
	Year Ended		Development Stage
	December 31,		(December 4, 2008) to
	2009	2008	December 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss	$(150,703)	$(2,082)	$(152,785)
Adjustments to Reconcile Net Loss to Net Cash Used by Operating Activities:
Shares Issued for Services	20,000	1,000	21,000
Changes in Assets and Liabilities:
Prepaid Expenses	(13,500)	(225)	$(13,725)
Due to Related Party	272	665	937
Accounts Payable and Other Liabilities	26,672	642	27,314

Net Cash Used by Operating Activities	(117,259)	-	(117,259)

CASH FLOWS FROM INVESTING ACTIVITIES:

Net Cash Used by Investing Activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Changes in Financing Activities
Share issued for cash	173,885	-	173,885
Share issued cost	(56,000)	-	(56,000)
Shareholder loan	5,000	-	5,000
Proceeds from promissory note payable	10,000	-	10,000
Repayment on promissory note payable	(10,000)	-	(10,000)

Net Cash Provided by Financing Activities	122,885	-	122,885

NET CHANGE IN CASH AND CASH EQUIVALENTS	5,626	-	5,625

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-	-	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,626	$-	$5,625

SUPPLEMENTAL DISCLOSURES
Cash Paid for:
Interest	$416	$-	$416
Income Taxes	$-	$-	$-

Non-Cash Transactions:
Share Issued for Services	$20,000	$1,000	$21,000

The accompanying notes are an integral part of these financial statements

Secure Luggage Solutions Inc.
(A Development Stage Company)
Statements of Stockholders' Deficit
December 4, 1008 (Inception) through December 31, 2009

				ADDITIONAL	DEFICIT ACCUMULATED DURING	TOTAL
	COMMON STOCK			PAID-IN	DEVELOPMENT	SHAREHOLDERS'
	SHARES	AMOUNT		CAPITAL	STAGE	DEFICIT

Balance, inception-December 4, 2008		$		$	$	$-

Share issued for services at $0.001 per share	1,000,000		1,000	-		1,000
Net loss for the period ending December 31, 2008					(2,082)	(2,082)
Balance, December 31, 2008	1,000,000		1,000	-	(2,082)	(1,082)

Shares issued for services at $0.001 per share	7,500,000		7,500	-		7,500
Shares issued for cash at $0.001 per share	7,185,000		7,185	-		7,185
Share issued for cash at $0.10 per share,
net of stock issuance cost	1,667,000		1,667	109,033		110,700
Share issued for services at $0.10 per share	125,000		125	12,375		12,500
Net loss for the period ending December 31, 2009					(150,703)	(150,703)
Balance, December 31, 2009	17,477,000		$17,477	$121,408	$(152,785)	$(13,900)

The accompanying notes are an integral part of these financial statements

Secure Luggage Solutions Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

1.       NATURE OF BUSINESS

Organization

The accompanying financial statements represent the accounts of Secure Luggage Solutions Inc., incorporated in the State of Delaware on December 4, 2008. The Company is in a development stage and is in the business of luggage wrap, whereby a plastic covering is applied by a machine that rotates the luggage while applying multiple layers of stretchable plastic film around the luggage.  The Company will be offering its luggage wrap product at pre check-in areas of airports to passengers that choose to utilize luggage wrap.

Going Concern

These financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenues since inception, and further significant losses are expected to be incurred in its development stage. As shown in the accompanying unaudited financial statements, the Company incurred a net loss of $150,703 during the fiscal year ended December 31, 2009. The Company will depend almost exclusively on outside capital through the issuance of common shares, and advances or loans from related parties to finance ongoing operating losses. The ability of the Company to continue as a going concern is dependent on raising additional capital and ultimately on generating future profitable operations. There can be no assurance that the Company will be able to raise the necessary funds when needed to finance its ongoing costs. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The accompanying financial statements do not include any adjustments relative to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty. As of December 31, 2009 and 2008, the Company had cash and cash equivalents of $5,626 and $0, respectively. The Company will require additional funding during the next twelve months to finance the growth of its current operations and achieve its strategic objectives. Management is actively pursuing additional sources of financing sufficient to generate enough cash flow to fund its operations through 2010 and 2011. However management cannot make any assurances that such financing will be secured.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, and all highly liquid debt instruments purchased with a maturity of three months or less.

Secure Luggage Solutions Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d…)

Stock-Based Compensation

In December 2004, FASB issued FASB ASC 718 (Prior authoritative literature: SFAS No. 123R, “Share Based Payment”). FASB ASC 718 establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. FASB ASC 718 focuses primarily on accounting for transaction cost relating to share-based payment transactions be recognized in the financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued.

The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of FASB ASC 505-50 (Prior authoritative literature: EITF 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in conjunction with Selling, Goods, Services” and EITF 00-18, “Accounting recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees”). The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement. Stock-based compensation related to non-employee is account for based on the fair value of the related stock or options or the fair value of the services, whichever is more readily determinable in accordance with FASB ASC 718.

The Company uses the Black-Scholes-Merton (“BSM”) option-pricing model to determine the fair-value of stock-based awards under accounting pronouncements, consistent with that used for pro forma disclosures under previous guidance for Accounting for Stock-Based Compensation. The Company has elected the modified prospective transition method as permitted by accounting pronouncement and accordingly prior periods have not been restated to reflect the impact of accounting pronouncement. The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options, restricted stock, restricted stock units, and employee stock purchase plan shares that are ultimately expected to vest as the requisite service is. Stock-based compensation expense for awards granted prior to January 1, 2006 is based on the grant date fair-value as determined under the pro forma provisions of previous accounting pronouncement. As the Company incorporated on December 4, 2008 and did not grant any stock options, no pro forma information is provided.

Income Taxes

Income taxes are accounted for under the liability method of accounting for income taxes. Under the liability method, future tax liabilities and assets are recognized for the estimated future tax consequences attributable to differences between the amounts reported in the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or

Secure Luggage Solutions Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d…)

Income Taxes (cont’d…)

substantially enacted income tax rates expected to apply when the asset is realized or the liability settled. The effect of a change in income tax rates on future income tax liabilities and assets is recognized in income in the period that the change occurs. Future income tax assets are recognized to the extent that they are considered more likely than not to be realized.

The Financial Accounting Standards Board (FASB) has issued FASB ASC 740-10 (Prior authoritative literature: Financial Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” – An Interpretation of FASB Statement No. 109 (FIN 48). FASB ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with prior literature FASB Statement No. 109, Accounting for Income Taxes. This standard requires a company to determine whether it is more likely than not that a tax position will be sustained will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met,a company must measure the tax position to determine the amount to recognize in the financial statements. As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FASB ASC 740-10.

Deferred taxes are provided on a liability method whereby deferred tax assets tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the report amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax law and rates on the date of enactment.

Loss per Common Share

The Company adopted Financial Accounting Standards ASC subtopic 260-10) Loss Per Share, which simplifies the computation of loss per share requiring the restatement of all prior periods.

Basic losses per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted losses per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted losses per share are excluded from the calculation.

Fair Value of Financial Instruments

Fair Value of Financial Instruments – the Company adopted SFAS ASC 820-10-50, “Fair Value Measurements”. This guidance defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

Secure Luggage Solutions Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d…)

 Fair Value of Financial Instruments (cont’d…)

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying amounts reported in the balance sheets for the cash and cash equivalents, and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The carrying value of notes payable approximates fair value because negotiated terms and conditions are consistent with current market rates as of December 31, 2009 and 2008.

Recent Accounting Pronouncements

In May 2008, the FASB issued FASB ASC 944 (Prior authoritative literature: SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB Statement No. 60"). FASB ASC 944 interprets Statement 60 and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of that Statement. This standard is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years.  As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2008. The Company does not believe this standard will have any impact on the financial statements.

In April, 2009, the FASB issued FASB ASC 810-10-65 (Prior authoritative literature: SFAS No. 164, “Not-for-Profit Entities: Mergers and Acquisitions”) which governs the information that a not-for-profit entity should provide in its financial reports about a combination with one or more other not-for-profit entities, businesses or nonprofit activities and sets out the principles and requirements for how a not-for-profit entity should determine whether a combination is in fact a merger or an acquisition. This standard is effective for mergers occurring on or after Dec. 15, 2009 and for acquisitions where the acquisition date is on or after the beginning of the first annual reporting period, beginning on or after Dec. 15, 2009. This standard does not apply to the Company since the Company is considered a for-profit entity

In May 2009, FASB issued FASB ASC 855-10 (Prior authoritative literature:  SFAS No. 165, "Subsequent Events"). FASB ASC 855-10 establishes principles and requirements for the reporting of events or transactions that occur after the balance sheet date, but before financial statements are issued or are available to be issued. FASB ASC 855-10 is effective for financial statements issued for fiscal years and interim periods ending after June 15, 2009. As such, the Company adopted these provisions at the beginning of the interim period ended June 30, 2009. Adoption of FASB ASC 855-10 did not have a material effect on our financial statements.

Secure Luggage Solutions Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d…)

Recent Accounting Pronouncements (cont’d…)

In June 2009, the FASB ASC 860-10 (Prior authoritative literature: issued SFAS No. 166, “Accounting for Transfers of Financial Assets, an Amendment of FASB Statement No. 140”), which eliminates the concept of a qualifying special-purpose entity (“QSPE”), clarifies and amends the de-recognition criteria for a transfer to be accounted for as a sale, amends and clarifies the unit of account eligible for sale accounting and requires that a transferor initially measure at fair value and recognize all assets obtained and liabilities incurred as a result of a transfer of an entire financial asset or group of financial assets accounted for as a sale. This standard is effective for fiscal years beginning after November 15, 2009. The Company is currently evaluating the potential impact of this standard on its financial statements, but does not expect it to have a material effect.

In June 2009, the FASB issued FASB ASC 810-10-65 (Prior authoritative literature:  SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)”) which amends the consolidation guidance applicable to a variable interest entity (“VIE”). This standard also amends the guidance governing the determination of whether an enterprise is the primary beneficiary of a VIE, and is therefore required to consolidate an entity, by requiring a qualitative analysis rather than a quantitative analysis. Previously, the standard required reconsideration of whether an enterprise was the primary beneficiary of a VIE only when specific events had occurred. This standard is effective for fiscal years beginning after November 15, 2009, and for interim periods within those fiscal years. Early adoption is prohibited. The Company is currently evaluating the potential impact of the adoption of this standard on its financial statements, but does not expect it to have a material effect.

In June 2009, FASB issued ASC 105-10 (Prior authoritative literature:  SFAS No. 168, "The FASB Accounting Standards Codification TM and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162").FASB ASC 105-10 establishes the FASB Accounting Standards Codification TM (Codification) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. FASB ASC 105-10 is effective for financial statements issued for fiscal years and interim periods ending after September 15, 2009. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ending December 31, 2009.  Adoption of FASB ASC 105-10 did not have a material effect on the Company’s financial statements.

3.       CONVERTIBLE NOTE PAYABLE

During March, 2009, the Company received $10,000 from Secure Luggage Systems, Inc. pursuant to convertible note payable. The note bears interest at 10% per annum, and is due on demand. The note holder has the right, at the sole discretion of the holder, to convert the principal and accrued interest on the note, in whole or in part, into shares of the Company’s common stock at a price of $0.01 per share, such shares to be adjusted pro-rata with all other shareholders, for any changes in the capital structure of the issuer. On August 6, 2009, accrued interest on the note totaled $416 and the Company paid back the principal of the promissory note $10,000 and accrued interest of 10% per annum totaled $10,416 to Secure Luggage System Inc. on demand.

The Company has adopted Emerging Issues Task Force (EITF) Issue ASC470-20, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, and EITF Issue ASC470-20, “Application of EITF Issue ASC470-20 to Certain Convertible Instruments.” The Company incurred debt whereby the convertible feature of the debt provides for a rate of conversion based upon the

Secure Luggage Solutions Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

3.       CONVERTIBLE NOTE PAYABLE (Cont’d…)

closing market value of the common stock on the last trading day prior to the date upon which the note holder provides written notice. This would result in a conversion price greater than or equal to the stock price, resulting in no beneficial conversion feature.

4.       CAPITAL STOCK

Authorized

The total authorized is 25,000,000 common shares with a par value of $0.001 per common share.

Issued and Outstanding

On December 4, 2008, 1,000,000 shares of common stock were approved by the board of the director and issued to the CEO of the Company for his services, valued at $0.001 per share or $1,000.

On January 15, 2009, 7,500,000 shares of common stock were approved by the board of the director and issued to the CEO of the Company for his services, valued at $0.001 per share or $7,500.

On February 27, 2009, 7,185,000 share of the common stock were approved by the board of the director and issued to the CEO of the Company for cash, valued at $0.001 per share or $7,185.

On June 30, 2009, 100,000 shares of the common stock were approved by the board of the director and issued to the Secretary Treasurer of the Company for his services, valued at $0.10 per share or $10,000.

On June 30, 2009, 197,000 shares of the common stock were approved by the board of the director for private placements and issued for cash, valued at $0.10 per share or $19,700.

On June 30, 2009, 25,000 shares of the common stock were approved by the board of the director and issued to the consultant of the Company for his signing bonus, valued at $0.10 per share or $2,500.

During July 2009, 70,000 shares of the common stock were approved by the board of the director for private placements and issued for cash, valued at $0.10 per share or $7,000.

During August 2009, 1,400,000 shares of the common stock were approved by the board of the directors for a private placement and issued for cash valued at $0.10 per share or $140,000. The Company paid a commission on the funds raised which amounted to $56,000 in cash and has been deducted as a cost of issuance, pursuant to the agreement.

Secure Luggage Solutions Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

4.       CAPITAL STOCK (Cont’d…)

Basic and Diluted Net Loss Per Share

The Company computes net loss per share in accordance with ASC subtopic 260-10, Earnings per Share, which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerators) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible note using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive. The Company had no common stock equivalents outstanding at December 31, 2009 and December 31, 2008.

	Year Ended	Year Ended
Basic & Diluted Loss Per Share Computation	December 31, 2009	December 31, 2008
	(Audited)	(Audited)

(Loss) available to common stockholders	$(150,703)	$(2,082)
Weighted-average share used to compute:	14,917,296	1,000,000
Basic & Diluted loss per common share	$(0.01)	$(0.00)

5.       RELATED PARTY TRANSACTIONS

Related party transactions are in the normal course of operations, occurring on terms and conditions that are similar to those of transactions with unrelated parties and, therefore, are measure at the exchange amount.

During the fiscal year ended December 31, 2009, the Company was charged $48,000 professional fees by a Company owned by the President and CEO of the Company.

The President and CEO of the Company advanced funds to the Company for the operating expenses. The amounts are $937 and $665 as of December 31, 2009 and December 31, 2008, respectively. The amounts due to related party advance are non-interest bearing and have no specific terms of repayment. The advance and repayment during 2009 and 2008 are listed below:

	December 31,
	2009	2008
Opening Balance	$665	$-
Advance	5,857	665
Repayment	(5,585)	-
Total	$937	$665

Secure Luggage Solutions Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

5.       RELATED PARTY TRANSACTIONS (Cont’d…)

On December 29, 2009, the Company received a short term loan of $5,000 (December 31, 2008 - $Nil) from the President and CEO of the Company for operations. This loan is unsecured, non-interest bearing and has no specific terms of repayment and is due on demand. The Company determined to impute 8% interest effective January 1, 2010 which is based on the financing cost in the current market.

6.       INCOME TAXES

The Financial Accounting Standards Board (FASB) has issued FASB ASC 740-10 (Prior authoritative literature: Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 (FIN 48)).  FASB ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with prior literature FASB Statement No. 109, Accounting for Income Taxes.  This standard requires a company to determine whether it is more likely than not that a tax position will be sustained will be sustained upon examination based upon the technical merits of the position.  If the more-likely-than- not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.  As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FASB ASC 740-10.  Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Deferred tax assets and the valuation account are as follows:

	For the Years Ended
	December 31,
	2009	2008
Deferred tax Asset:
Net operating loss carryforward	$51,949	$710
Valuation allowance	(51,949)	(710)
	$-	$-

The components of income tax expense are as follows:

	For the Years Ended
	December 31,
	2009	2008

Current Federal tax	$-	$-
Current State tax	-	-
Change in NOL benefit	(51,200)	(710)
Change in valuation allowance	51,200	710
	$-	$-

Secure Luggage Solutions Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

6.       INCOME TAXES (Cont’d…)

The Company has adopted FASB ASC 740-10 to account for income taxes. The Company currently has no issues creating timing differences that would mandate deferred tax expense. Net operating losses would create possible tax assets in future years. Due to the uncertainty of the utilization of net operating loss carry forwards, an evaluation allowance has been made to the extent of any tax benefit that net operating losses may generate.  A provision for income taxes has not been made due to net operating loss carry-forwards of $51,949 and $710 as of December 31, 2009 and December 31, 2008, respectively, which may be offset against future taxable income through 2029. No tax benefit has been reported in the financial statements.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

For the Years Ended
December 31,
	2009	2008
Beginning Balance	$-	$-

Addition based on tax positions related to current year	-	-

Addition for tax positions of prior years	-	-

Reductions for tax positions of prior years	-	-

Deductions in benefit due to income tax expense	-	-

Ending Balance	$-	$-

The Company did not have any tax positions for which it is reasonably possible that the   total amount of unrecognized tax benefits will significantly increase or decrease within the next 12 months.

The Company includes interest and penalties arising from the underpayment of income taxes in the consolidated statements of operations in the provision for income taxes.  As of December 31, 2009 and 2008, the Company had no accrued interest or penalties related to uncertain tax positions.

The Company files income tax returns in the U.S. federal and Delaware jurisdictions.  Tax years 2008 to current remain open to examination by U.S. federal and state tax authorities.

Secure Luggage Solutions Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

7.       COMMITMENTS

Agency Fee Agreement

On July 15, 2009, the Company signed an agency fee agreement with AMF Services Inc. as a finder and agreed to pay 40% of the dollar amount of securities purchased for a finder’s fee in the event of the sale of the Company’s stock to qualified investors within three (3) months of the date hereof. The fee should be paid within 7 days after the closing of the sale of stock to the qualified investor. The Company has paid the full amount of finder’s fee of $56,000 to the finder, which has been accounted for as a cost of issuance as of December 31, 2009.

Consulting Service Agreements

The Company entered into a consulting services agreement with James Westmacott, dba Air Associates, a Washington Company on June 29, 2009, effective from July 1, 2009 on a recurring basis of one year intervals for a continuous period until terminated by either party. The Company agreed to issue 25,000 shares of common stock valued at $0.10 per share or $2,500 as a signing bonus. The Company also agreed to make $100 per diem for services rendered, not to exceed a total payment of $1,500 per month, payable in advance from commencement date through to the end of the month in which date the Company achieves a listing for trading in the Company’s shares on a United States Public Market. The Company agreed to pay a per diem of $250 for services rendered, not to exceed a total payment of $5,000 per month from the 1st day of the month following receipt of a listing for trading in the Company’s shares on a United States Public Market. The Company agreed to pay $375 per diem for services rendered from the 1st day of the month following the commissioning of the first bag/cargo security and protection system under contract, not to exceed a total payment of $8,250 per month. Upon completion of the trading of Company’s stock, the Company agreed to provide additional monthly payments of 4,000 common shares and be issued on a quarterly basis consistent with the company’s quarterly reporting and filings. The monthly payment of shares shall cease and any shares accrued will be issued and reported in the next quarterly filings in the event of cancelation of the agreement.

On November 17, 2009, the consulting agreement dated June 29, 2009, was amended wherein the Company agreed to make $300 per diem for services rendered, not to exceed a total payment of $1,500 per month, payable in advance from commencement date through to the end of the month in which date the Company achieves a listing for trading in the Company’s shares on a United States Public Market. In addition, the Company agreed to pay a per diem of $300 for services rendered, not to exceed a total payment of $5,000 per month from the 1st day of the month following receipt of a listing for trading in the Company’s shares on a United States Public Market. All other terms and conditions remain the same. As of December 31, 2009, the Company issued 25,000 shares of common stock valued at $2,500 and paid service fees totaled $9,000.

The Company entered into a consulting services agreement with Warren Turner, TurnerKey Consulting, an Alberta Company on August 24, 2009, effective from the date of signing the agreement, on a recurring basis of one year intervals for a continuous period until terminated by either party. The consultant shall undertake research of similar technologies and consider as relevant to the business development, manufacturing and marketing of the Company’s products, consistent with the business plan of the Company and as directed by the Company. The Company agreed to make $300 per diem for services rendered, not to exceed a total payment of $750 as a total payment from period beginning August 24, 2009 through to August 31, 2009. The Company also agreed to make payment for services rendered at $300 per diem, not to exceed a total payment of $1,500 per calendar month for the duration of the agreement. As of December 31, 2009, the Company paid totaled $750 for the service.

Secure Luggage Solutions Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

7.       COMMITMENTS (Cont’d…)

Consultant Agreement

On December 22, 2009 the Company entered into a consultant agreement with Moody Capital, LLC and its affiliate Moody Capital Solutions, Inc. (“Moody”) a broker dealer registered with the Securities and Exchange Commission (“SEC”) and a member in good standing of the Financial Industry Regulatory Authority, Inc., to serve as a consultant to the Company in assisting the Company in attaining a US OTC Bulletin Board listing. The initial terms of the engagement shall be for 120 days on a non-exclusive basis from the date of this agreement. In connection with the services to be provided, upon execution of the agreement, the Company shall pay Moody $3,500 and upon receipt of the FINRA letter authorizing the US OTCBB listing of the Company, the Company shall pay the sum of $3,500 and 45,000 shares of restricted common stock of the Company. As at the year ended December 31, 2009, the Company paid $3,500 to Moody.

8.       SUBSEQUENT EVENT

On February 8, 2010, the Company received a short term loan of $5,000 from the President and CEO of the Company for operating expenses. This amount is unsecured, non-interest bearing and has no specific terms of repayment and due on demand. The Company determined to impute 8% interest from the receiving date of the loan, which is based on the financing cost in the current market.

Secured Luggage Solutions Inc. has evaluated subsequent events for the period December 31, 2009 through the date the financial statements were issued, and concluded there were no other events or transactions occurring during this period that required recognition or disclosure in its financial statements.

SECURE LUGGAGE SOLUTIONS INC.
December 31, 2008

Chisholm, Bierwolf, Nilson & Morrill, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Shareholders
Secure Luggage Solutions, Inc.
Phoenix, Arizona

We have audited the accompanying balance sheet of Secure Luggage Solutions, Inc. as of December 31, 2008, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Secure Luggage Solutions, Inc. as of December 31, 2008, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has a working capital deficit, has incurred losses from operations since inception, and has no sales, all of which raise substantial doubt about its ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Chisholm, Bierwolf, Nilson & Morrill, LLC
Bountiful, Utah
September 3, 2009

Secure Luggage Solutions Inc.
(A Development Stage Company)
Financial Statements
(Expressed in US dollars)
December 31, 2008

Secure Luggage Solutions Inc.
(A Development Stage Company)
Balance Sheet

December 31,
2008

ASSETS

CURRENT ASSETS

Cash and Cash Equivalents	$-
Prepaid Expense	225

Total Current Assets	225

TOTAL ASSETS	$225

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

Account Payables and Liabilities	$642
Related Party Payables	665

Total Current Liabilities	1,307

Total Liabilities	1,307

STOCKHOLDERS' DEFICIT

Common Stock, 25,000,000 Shares Authorized with Par Value 0.001, 1,000,000 Shares Issued and Outstanding	1,000
Additional Paid in Capital	-
Deficit Accumulated during the Development Stage	(2,082)

Total Stockholders' Deficit	(1,082)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$225

The accompanying notes are an integral part of these financial statements

Secure Luggage Solutions Inc.
(A Development Stage Company)
Statements of Operations

		Cumulative Amounts
	For the	From Beginning of
	Year Ended	Development Stage
	December 31,	(December 4, 2008) to
	2008	December 31, 2008

REVENUES	$-	$-

OPERATING EXPENSES

Professional Fees	1,000	1,000
G & A Expenses	1,082	1,082

Total Operating Expenses	2,082	2,082

LOSS FROM OPERATION BEFORE
INCOME TAX	2,082	2,082

Provision for Income Taxes	-	-

NET LOSS	$2,082	$2,082

NET LOSS PER SHARE-BASIC AND DILUTED	$0.00

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING - BASIC AND DILUTED	1,000,000

The accompanying notes are an integral part of these financial statements

Secure Luggage Solutions Inc.
(A Development Stage Company)
Statements of Stockholders' Equity
December 4, 2008 (Inception) through December 31, 2008

	Common Stock		Additional Paid-in	Deficit Accumulated during Development	Total Shareholder's
	Shares	Amount	Capital	Stage	Equity

Balance inception-December 4, 2008	-	$-	$-	$-	$-

Share issued for services at $0.001 per share	1,000,000	1,000	-	-	1,000.00
Net loss for the period ending December 31, 2008				(2,082)	(2,082)
Balance-December 31, 2008	1,000,000	$1,000	$-	$(2,082)	$(1,082)

The accompanying notes are an integral part of these financial statements

Secure Luggage Solutions Inc.
(A Development Stage Company)
Statements of Cash Flows

		Cumulative Amounts
	For the	From Beginning of
	Year Ended	Development Stage
	December 31,	(December 4, 2008) to
	2008	December 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss	$(2,082)	$(2,082)
Adjustments to Reconcile Net Loss to Net Cash Used by Operating Activities:
Shares Issued for Services	1,000	1,000
Changes in Assets and Liabilities:
Prepaid Expenses	(225)	(225)
Due to Related Party	665	665
Accounts Payable and Other Liabilities	642	642

Net Cash Used by Operating Activities	-	-

CASH FLOWS FROM INVESTING ACTIVITIES:

Net Cash Used by Investing Activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:

Net Cash Provided by Financing Activities	-	-

NET CHANGE IN CASH AND CASH EQUIVALENTS	-	-

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$-	$-

SUPPLEMENTAL DISCLOSURES

Cash Paid for:

Interest	$-	$-
Income Taxes	$-	$-

Non-Cash Transaction:

Share Issued for Services	$1,000	$1,000

The accompanying notes are an integral part of these financial statements

Secure Luggage Solutions Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2008

1.       NATURE OF BUSINESS

Organization

The accompanying financial statements represent the accounts of Secure Luggage Solutions Inc., incorporated in the State of Delaware on December 4, 2008. The Company is in a development stage as defined by SFAS No. 7 and is planning to develop, manufacture and/or source suitable technologies necessary to offer the “Secure Solution” to the air travel industry stakeholder market that require an automated process capable of quickly processing a mixed population of checked baggage and cargo security. The Company will be offering the industry stakeholders systems aimed at deployments throughout their global networks.

Going Concern

These financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenues, has a working capital deficit of $1,082 at December 31, 2008 and has incurred losses of $2,082 for the year ended December 31, 2008, and further significant losses are expected to be incurred in its development stage. The Company will depend almost exclusively on outside capital through the issuance of common shares, and advances or loans from related parties to finance ongoing operating losses. The ability of the Company to continue as a going concern is dependent on raising additional capital and ultimately on generating future profitable operations. There can be no assurance that the Company will be able to raise the necessary funds when needed to finance its ongoing costs. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The accompanying financial statements do not include any adjustments relative to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, and all highly liquid debt instruments purchased with a maturity of three months or less.

Stock-Based Compensation

SFAS No. 123 (revised 2004) (SFAS No. 123R) Share-Based Payment addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. In January 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 107, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and

Secure Luggage Solutions Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2008

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Stock-Based Compensation (cont’d…)

instead generally requires that such transactions be accounted for using a fair-value-based method. The Company uses the Black-Scholes-Merton (“BSM”) option-pricing model to determine the fair-value of stock-based awards under SFAS No. 123R, consistent with that used for pro forma disclosures under SFAS No. 123, Accounting for Stock-Based Compensation. The Company has elected the modified prospective transition method as permitted by SFAS No. 123R and accordingly prior periods have not been restated to reflect the impact of SFAS No. 123R. The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options, restricted stock, restricted stock units, and employee stock purchase plan shares that are ultimately expected to vest as the requisite service is rendered. Stock-based compensation expense for awards granted prior to January 1, 2006 is based on the grant date fair-value as determined under the pro forma provisions of SFAS No. 123. As the Company incorporated on December 4, 2008 and did not grant any stock options, no pro forma information is provided.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force (“EITF”) in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

Income Taxes

Income taxes are accounted for under the liability method of accounting for income taxes. Under the liability method, future tax liabilities and assets are recognized for the estimated future tax consequences attributable to differences between the amounts reported in the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantially enacted income tax rates expected to apply when the asset is realized or the liability settled. The effect of a change in income tax rates on future income tax liabilities and assets is recognized in income in the period that the change occurs. Future income tax assets are recognized to the extent that they are considered more likely than not to be realized.

In July 2006, the Financial Accounting Standards Board (FASB) issued Interpretation No 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No 109 (FIN 48). FIN 48 is intended to clarify the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes the recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As a result of the implementation of FIN 48, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FIN 48. As of December 31, 2008, the Company had no unrecognized tax benefit which would affect the effective tax rate if recognized.

Secure Luggage Solutions Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2008

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Income Taxes (cont’d…)

Income taxes are computed in accordance with Statement of Financial Accounting Standard (SFAS) No. 109 “Accounting for Income Taxes.”  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards.  Deferred tax expenses (benefit) result from the net change during the period of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Loss per Common share

Basic losses per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted losses per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted losses per share are excluded from the calculation.

Fair Value of Financial Instruments

Fair Value of Financial Instruments – the Company adopted SFAS No. 157, “Fair Value Measurements. SFAS No. 157 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying amounts reported in the balance sheets for the cash and cash equivalents, receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The carrying value of notes payable approximates fair value because negotiated terms and conditions are consistent with current market rates as of December 31, 2008.

Secure Luggage Solutions Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2008

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Recent Accounting Pronouncements

In March 2008, the FASB issued SFAS 161 which amends and expands the disclosure requirements of SFAS 133 to provide an enhanced understanding of an entity’s use of derivative instruments, how they are accounted for under SFAS 133 and their effect on the entity’s financial position, financial performance and cash flows. The provisions of SFAS 161 are effective for the period beginning after November 15, 2008. The Company is currently reviewing the effect, if any, that the adoption of this statement will have on the Company’s financial statements.

On May 8, 2008, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 162, “The Hierarchy of Generally Accepted Accounting Principles,” which will provide framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities. With the issuance of SFAS No. 162, the GAAP hierarchy for nongovernmental entities will move from auditing literature to accounting literature. The adoption of SFAS 162 did not have an impact on the Company’s financial statements.

The FASB has issued Statement of Financial Accounting Standards No. 163, “Accounting for Financial Guarantee Insurance Contracts.” SFAS No. 163 clarifies how SFAS No. 60, “Accounting and Reporting by Insurance Enterprises,” applies to financial guarantee insurance contracts issued by insurance enterprises, and addresses the recognition and measurement of premium revenue and claim liabilities. It requires expanded disclosures about contracts, and recognition of claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also requires disclosure about (a) the risk-management activities used by an insurance enterprise to evaluate credit deterioration in its insured financial obligations, and (b) the insurance enterprise's surveillance or watch list. The adoption of SFAS No. 163 did not have an impact on the Company’s financial statements.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events. SFAS No. 165 is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. SFAS No. 165 requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date – that is, whether that date represents the date the financial statements were issued or were available to be issued. The disclosure is intended to alert all users of financial statements that an entity has not evaluated subsequent events after the date in the set of financial statements being presented. SFAS No. 165 is effective for interim and annual periods ending after June 15, 2009, or the Company’s fiscal quarter beginning July 1, 2009. The Company does not believe that the implementation of SFAS No. 165 will have a material impact on its consolidated financial statements.

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets- an Amendment to FASB Statement No. 140. SFAS No. 166 is a revision to SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and will require more information about transfers of financial assets, including securitization transactions, and where companies have continuing exposure to the risks related to transferred financial assets. SFAS No. 166 eliminates the concept of a “qualifying special purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures. SFAS No. 166 is effective at the start of a company’s first fiscal year beginning after November 15, 2009, or the Company’s fiscal year beginning January 1, 2010. The Company is currently unable to determine what impact the future application of SFAS No. 166 may have on its financial statements.

Secure Luggage Solutions Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2008

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Recent Accounting Pronouncements (cont’d…)

In June 2009, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 167 Amendments to FASB Interpretation No. (46R). SFAS 167 is a revision of FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities, and changes how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that is  most significantly impacts the entity’s economic performance. SFAS No. 167 is effective at the start of a company’s first fiscal year beginning after November 15, 2009, or the Company’s fiscal year beginning January 1, 2010. The Company is currently unable to determine what impact the future application of SFAS No. 167 may have on its financial statements.

3.       CAPITAL STOCK

Authorized

The total authorized is 25,000,000 common shares with a par value of $0.001 per common share.

Issued and Outstanding

On December 4, 2008, 1,000,000 shares of common stock were approved by the board of the director and issued to the CEO of the Company for his services, valued at $0.001 per share or $1,000.

Basic and Diluted Net Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share. SFAS No. 128 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerators) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive. The Company had no common stock equivalents outstanding at December 31, 2008.

Year Ended
Basic & Diluted Earning Per Share Computation	December 31, 2008

(Loss) available to common stockholders	$(2,082)
Weighted-average share used to compute:	1,000,000
Basic & Diluted loss per common share	$(0.00)

Secure Luggage Solutions Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2008

4.       RELATED PARTY TRANSACTIONS

Related party transactions are in the normal course of operations, occurring on terms and conditions that are similar to those of transactions with unrelated parties and, therefore, are measure at the exchange amount.

The President and CEO of the Company advanced the Company the total of $665 as of December 31, 2008, for the operations. The amounts due to related party are non-interest bearing and have no specific terms of repayment.

5.       INCOME TAXES

The Company is subject to taxation in the countries and state/provinces where it maintains its registered office and where it operated its sales offices. As a result, the Company is subject to the following taxation: U.S. – Federal, Delaware State.

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No.109 “Accounting for Income Taxes” which requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of the temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at December 31, 2008 an unused operating loss of $2,082, which may be applied against future taxable income and which expires in 2028.

The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax law in effect, the future earnings of the Company and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the net deferred tax assets, the Company has established a valuation allowance equal to their tax effect and, therefore, no deferred tax asset has been recognized. The net deferred tax assets are $710 as of December 31, 2008, with an offsetting valuation allowance of the same amount.

December 31,
2008
Deferred tax asset:
Net operating loss carryforward	$710
Valuation allowance	(710)
Net deferred tax asset	$-

The components of income tax expense are as follows:

Secure Luggage Solutions Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2008

5.     INCOME TAXES (cont’d…)

For the Year Ended
December 31,
2008

Current federal tax	$-
Current state tax	-
Change in NOL benefit	710
Change in allowance	(710)
Net provision for income tax	$-

6.       COMMITMENT

On December 4, 2008, the Company has entered into a virtual office lease agreement with Regus at a cost of $225 plus expenses occurred per month expiring July 31, 2009. The lease has been extended to July 31, 2010 automatically without 90 days advanced notice.

The Company shall make annual lease payments at least $2,700 for the next 5 years from 2009 to 2013, respectively

7.        SUBSEQUENT EVENTS

Stock Issuance

On January 15, 2009, 7,500,000 shares of common stock were approved by the board of the director and issued to the CEO of the Company for his services, valued at $0.001 per share or $7,500.

On February 27, 2009, 7,185,000 share of the common stock were approved by the board of the director and issued to the CEO of the Company for cash, valued at $0.001 per share or $7,185.

On June 30, 2009, 100,000 shares of the common stock were approved by the board of the director and issued to the Secretary Treasurer of the Company for his services, valued at $0.10 per share or $10,000.

On June 30, 2009, 197,000 shares of the common stock were approved by the board of the director and issued to for cash, valued at $0.10 per share or $19,700.

On June 30, 2009, 25,000 shares of the common stock were approved by the board of the director and issued to the consultant of the Company for his service bonus, valued at $0.10 per share or $2,500.

During July 2009, 70,000 shares of the common stock were approved by the board of the director for private placements and issued for cash, valued at $0.10 per share or $7,000.

During August 2009, 1,400,000 shares of the common stock were approved by the board of the directors for a private placement and issued for cash valued at $0.10 per share or $140,000.

Secure Luggage Solutions Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2008

7.       SUBSEQUENT EVENTS (cont’d…)

Convertible Note Payable

During March, 2009, the Company received $10,000 from Secure Luggage Systems, Inc. pursuant to a convertible note payable. The note bears interest at 10% per annum, and is due on demand. As of June 30, 2009, accrued interest on the note totaled $318. The note holder has the right, at the sole discretion of the holder, to convert the principal and accrued interest on the note, in whole or in part, into shares of the Company’s common stock at a price of $0.01 per share, such shares to be adjusted pro-rata with all other shareholders, for any changes in the capital structure of the issuer.

On August 6, 2009, the Company paid back the principal of the promissory note $10,000 and accrued interest of 10% per annum totaled $10,416 to Secure Luggage System Inc. on demand.

Securities Transfer Agreement

On March 1, 2009, the Company entered into a securities transfer agreement and appointed Pacific Stock Transfer Company (the “PSTC) as its transfer agent, or registrar of securities or dividend disbursing agent for the common stock of the Company. The Company shall pay the transfer agent fees on schedule of services rendered and fees. This agreement may be terminated by either party upon giving written notice to the other party at its last address of record, but no termination shall effect the obligation of the appointing company to pay for services rendered prior to the effective date of such termination. This appointment agreement was effective on June 23, 2009, the date the agreement was signed.

Legal Counsel Agreement

Subsequent to the year ended December 31, 2008, on March 20, 2009, the Company signed a legal counsel agreement with Stepp Law Corporation for the initial legal services, including the preparation and filing with the Securities and Exchange Commission of the Registration Statement on Form S-1 to cause the Client to become a public company and report issuer; the preparation and submission to the Commission of all correspondence and other information necessary or appropriate to respond to comments of the Commission relating to the Registration Statement and the gathering of information incidental. The Company paid $10,000 retainer, as a condition precedent to these legal services contemplated by this agreement.

Consulting Service Agreement

The Company entered into a consulting services agreement with James Westmacott, dba Air Associates, a Washington Company on June 29, 2009, effective from July 1, 2009 on a recurring basis of one year intervals for a continuous period until terminated by either party. The Company agreed to issue 25,000 shares of common stock valued at $0.10 per share or $2,500 as a signing bonus. The Company also agreed to make $100 per diem for services rendered, not to exceed a total payment of $1,500 per month, payable in advance from commencement date through to the end of the month in which date the Company achieves a listing for trading in the Company’s shares on a United States Public Market. The Company agreed to pay a per diem of $250 for services rendered, not to exceed a total payment of $5,000 per month from the 1st day of the month following receipt of a listing for trading in the Company’s shares on a United States Public Market. The Company agreed to pay $375 per diem for services rendered from the 1st day of the month following the commissioning of the first bag/cargo security and protection system under contract, not to exceed a total payment of $8,250 per month. Upon completion of the trading of Company’s stock, the Company agreed to provide additional monthly payments of 4,000 common shares and be issued on a

Secure Luggage Solutions Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2008

7.       SUBSEQUENT EVENTS (cont’d…)

Consulting Service Agreement (Cont’d…)

quarterly basis consistent with the company’s quarterly reporting and filings. The monthly payment of shares shall cease and any shares accrued will be issued and reported in the next quarterly filings in the event of cancellation of the agreement.

Agency Fee Agreement

On July 15, 2009, the Company signed an agency fee agreement with AMF Services Inc. as a finder and agreed to pay 40% of the dollar amount of securities purchased for a finder’s fee within three (3) months of the date hereof in the event of the sale of the Company’s stock to qualified investors. The fee shall be paid within 7 days after the closing of the sale of stock to the qualified investor. The Company has paid totaled $40,000 finder’s fee to the finder.

Dealer Prospectus Delivery Obligation

Until ________ (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The selling stockholders are offering and selling shares of our common stock only to those persons and in those jurisdictions where these offers and sales are permitted.

You should rely only on the information contained in this prospectus, as amended and supplemented from time to time.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus.  If anyone provides you with different or inconsistent information, you should not rely on it.  The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery or of any sale of shares.  Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has not been a change in our affairs since the date hereof.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth costs and expenses payable by Secure Luggage Solutions Inc. in connection with the sale of common shares being registered.  All amounts except the SEC filing are estimates.

SEC registration fee	$30.16
Accounting fees and expenses	$40,500
Legal fees and expenses	$30,000
Miscellaneous	$4,500

Total	$75,030.16

The foregoing are estimates only.

ITEM 14.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation provides to the fullest extent permitted by Delaware law, that our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director’s or officer’s fiduciary duty.  The effect of this provision of our Certificate of Incorporation is to eliminate the right of us and our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior, except under certain situations defined by statute.  We believe that the indemnification provisions in our Certificate of Incorporation are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling person pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, we willfulness in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES SELLING STOCKHOLDERS

On December 4, 2008, we issued to Donald G. Bauer, our President, Chief Executive Officer, Principal Accounting Officer, Principal Financial Officer, and a member of our Board of Directors, 1,000,000 shares of our common stock in exchange for his services to us, and those shares were valued at $.001 per share for a total of $1,000.

On January 15, 2009, we issued to Mr. Bauer 7,500,000 shares of our common stock in exchange for Mr. Bauer’s services to us, and those shares were valued at $.001 per share for a total of $7,500.

On February 27, 2009, we issued 7,185,000 shares of our common stock to Mr. Bauer in exchange for the payment by Mr. Bauer of the per share purchase price of $.001, for a total of $7,185, which was added to our capital.

On or about June 30, 2009, we issued to Jack Kraus, our Treasurer and Secretary and a member of our Board of Directors, 100,000 shares of our common stock in exchange for his services to us, and those shares were valued at $.10 per share for a total of $10,000.

On June 29, 2009, we entered into a Consulting Services Agreement with James Westmacott, our Manager of Marketing and Development, doing business as Air Consult Associates.  The term of that agreement is one year and may be renewed for successive periods of one year each; provided, however, that agreement may be terminated by either party upon 30 days prior with notice.  Pursuant to the provisions of that agreement, Mr. Westmacott is responsible for our business development and marketing of our baggage and cargo security and protection systems and other products that may be come available to us from time to time, in a manner that is consistent with our business and as directed by us.  On June 29, 2009, we issued to Mr. Westmacott 25,000 shares of our common stock, valued at $.10 per share for a total of $2,500.00.  A copy of that agreement is included in this registration statement as an exhibit.

On November 17, 2009, we entered into a Consulting Services Agreement with Mr. Westmacott, which is intended to amend the provisions of that Consulting Services Agreement which we entered into on June 29, 2009, with Mr. Westmacott.  The provisions of that amended agreement indicate that the term of that amended agreement shall be on a recurring basis of one year intervals for a continuous period until terminated by either party upon 30 days prior written notice.  A copy of that amended agreement is included in this registration statement as an exhibit.

Pursuant to the provisions of that amended agreement, from July 1, 2009, through and including the end of the month in which we receive a trading symbol for the OTCBB, we shall pay Mr. Westmacott per diem of $300 for services rendered; provided, however, such per diem shall not exceed $1,500 per calendar month.  Additionally, that per diem is payable in advance.

Pursuant to that amended agreement, from the first day of the month following our receipt of a trading symbol for the OTCBB, that per diem shall be increased to a minimum of $300 for services rendered; provided, however, the amount of that per diem may not exceed $5,000 per calendar month.

Additionally, pursuant to the provisions of that amended agreement, from the first day of the month upon which we receive our first order for our baggage security and protection system, the amount of that per diem shall be increased to a minimum of $375 for services rendered; provided, however, such amount shall not exceed $8,250 per calendar month.

The per diem payable to Mr. Westmacott is payable in cash, and in the event we do not have cash sufficient to pay that per diem, we will accrue the unpaid portion of that per diem as a liability.

Additionally, pursuant to the provisions of that amended agreement, on that date that trading in our common stock has commenced on the OTCBB, we shall issue to Mr. Westmacott 4,000 shares of our common stock each month during the remaining term of that agreement.  Those shares shall accrue for the benefit of Mr. Westmacott and be issued on a quarterly basis.

On July 15, 2009, we signed an Agency Fee Agreement with AMF Services Inc., as a finder in connection with the offer and sale of shares of our common stock to 8 investors residing in Europe.  AMF Services Inc. is a British Virgin Island corporation.  In connection with the sale of those shares, we paid AMF Services Inc. a finder’s fee equal to 40% of the funds we received from the purchase of those shares by those investors.  The total amount of that finder’s fee is $56,000, which has been paid and deducted as a cost of issuance.  AMF Services Inc. did not effect securities transactions (i) for the accounts of U.S. persons or (ii) in the United States.  A copy of that Agency Fee Agreement is included as an exhibit with this registration statement.

On July 22, 2009, we issued to 28 purchasers residing in Canada 258,000 shares of our common stock at a purchase price of $0.10 per share for a total of $25,800.  Those shares were issued in transactions which qualify for that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 specified by the provisions of Regulation S.  Accordingly, none of those purchasers are U.S. persons as that term is defined in Regulation S.  No underwriters were used, and no commissions or other remuneration was paid except to us.  The securities were sold in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933.  No directed selling efforts were made in the United States by us, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing.  We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulations S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available.

On August 26, 2009, we issued to 8 purchasers residing in Europe 1,400,000 shares of our common stock at a purchase price of $0.10 per share for a total of $140,000.  Those shares were issued in transactions which qualify for that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 specified by the provisions of Regulation S.  Accordingly, none of those purchasers are U.S. persons as that term is defined in Regulation S.  No underwriters were used, and no commissions or other remuneration was paid except to us.  The securities were sold in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933.  No

directed selling efforts were made in the United States by us, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing.  We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulations S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available.

On July 22, 2009, we offered and sold to 9 purchasers residing in the United States 9,000 shares of our common stock at a purchase price of $0.10 per share for a total of $900.   The transactions pursuant to which those shares were issued to those purchasers did not involve a public offering of our securities and, therefore, were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 pursuant to the provisions of Section 4(2) of that Act.  Those 9 purchasers were introduced to us and expressed an interest in acquiring shares or common stock.  Those 9 purchasers had a preexisting relationship with the person that introduced us to them.  In connection with the offer and sale of those 9,000 shares, no general solicitation or advertising was used.  No commission was paid in connection with the offer and sale of those 9,000 shares.

A copy of the subscription agreement we used in connection with the sales of our common stock is included in this registration statement as an exhibit.

ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are filed with this Registration Statement on Form S-1.

Exhibit No.	Description
3.1	Certificate of Incorporation*
3.2	Bylaws*
4.1	Specimen Stock Certificate*
5.1	Opinion of Stepp Law Corporation*
23.1	Consent of Chisolm, Bierwolf, Nilson & Morrill, LLC
23.2	Consent of Stepp Law Corporation (included in Exhibit 5.1)*
99.1	Form of subscription agreement for sales of our common stock*
99.2	Agency Fee Agreement with AMF Services Inc.*
99.3	TurnerKey Consulting Agreement*
99.4	Air Consult Associates Agreement signed on June 29, 2009*
99.5	Air Consult Associates Agreement signed on November 17, 2009**
99.6	Consulting Agreement with Moody Capital, LLC and Moody Capital Solutions, Inc. dated December 22, 2009.***

*      Incorporated by reference to our Registration Statement on Form S-1 filed on October 16, 2009.
**   Incorporated by reference to our Registration Statement on Form S-1/A filed on January 8, 2010.
*** Incorporated by reference to Amendment Number 2 to our Registration Statement on Form S-1 filed on April 14, 2010.

UNDERTAKINGS

We hereby undertake to:

1.  File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registrant statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933  shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date and underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that times shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement of prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchase, if the securities are offered or sold to such purchase by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant.

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or no behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this amendment to this registration statement to be signed on our behalf by the undersigned, in the City of Phoenix, State of Arizona, on June 14, 2010.

Secure Luggage Solutions Inc.

By:	/s/ Donald G. Bauer
Name:	Donald G. Bauer

Title:	President, Chief Executive
Officer, Principal Accounting Officer,
and Principal Financial Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his place and stead, in any and all capacities, to sign any and all further amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in the connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amendment to this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Person	Capacity	Date

/s/ Donald G. Bauer	President, Chief Executive	June 14 , 2010
Donald G. Bauer	Officer, Principal Accounting
Officer, Principal Financial Officer
and Director

/s/ Jack Kraus	Secretary, Treasurer and Director	June 14 , 2010
Jack Kraus